Exhibit 10.38
Execution Version
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 12, 2022 (the “Second Amendment Effective Date”), is entered into among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto (including each Exiting Lender (as defined below)), and BANK OF AMERICA, N.A., as the Administrative Agent, the L/C Issuer, and the Swingline Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, the L/C Issuer, and the Swingline Lender, entered into that certain Credit Agreement, dated as of April 30, 2021 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the Second Amendment Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and
WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement, subject to the terms and conditions specified in this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to Existing Credit Agreement; Effect of this Amendment; No Impairment; Treatment of Existing Eurodollar Rate Loans; Reallocation.
(a)    Effective as of the Second Amendment Effective Date, the parties hereto agree that: (i) the Existing Credit Agreement is hereby amended to (A) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~), and (B) add the bold underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text), in each case, as set forth in the credit agreement attached hereto as Annex A (the Existing Credit Agreement, as amended as set forth on Annex A attached hereto, the “Amended Credit Agreement”); (ii) Schedules 1.01(b), 7.01, 7.02, and 7.04 are amended to read as set forth on Schedules 1.01(b), 7.01, 7.02, and 7.04 attached hereto; and (iii) each reference to “Eurodollar Rate Loans” in Exhibits D and E to the Existing Credit Agreement is amended to read “Term SOFR Loans”. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(b)    Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.
(c)    Except as expressly set forth herein this Amendment shall not (i) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under the Existing Credit Agreement or any other Loan Document and (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any
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Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(d)    It is understood and agreed that, with respect to any Revolving Loan or any Term A Loan bearing interest at the Eurodollar Rate and outstanding on the Second Amendment Effective Date, such Revolving Loan or such Term A Loan, as applicable, shall continue as a Revolving Loan or a Term A Loan, as applicable, outstanding under the Amended Credit Agreement, bearing interest at Term SOFR and having Interest Periods specified in the Loan Notice delivered to the Administrative Agent pursuant Section 2(n). Each Lender party to this Amendment that is a lender under the Existing Credit Agreement (including each Exiting Lender) hereby waives any right to request compensation for losses under Section 3.05 of the Existing Credit Agreement in connection with the (i) continuation of Revolving Loans and Term A Loans into the Amended Credit Agreement as contemplated by this Section 1(d), and (ii) reallocation and restatement of loans and commitments contemplated by Section 1(e).
(e)    On the Second Amendment Effective Date, the loans and commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the Second Amendment Effective Date, the respective Commitments and Applicable Percentages of the Lenders shall be as set forth on Schedule 1.01(b) attached hereto.
2.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:
(a)(a)    the Administrative Agent shall have received counterparts of this Amendment executed by a Responsible Officer of each Loan Party, each Lender (including each Exiting Lender), the L/C Issuer, the Swingline Lender, and the Administrative Agent;
(b)    the Administrative Agent shall have received the following: (i) copies of the Organic Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Second Amendment Effective Date (or, as to any such Organic Documents that have not been amended, modified or terminated since the Closing Date, certifying that such Organic Documents have not been amended, modified or terminated since the Closing Date and remain in full force and effect, and true and complete, in the form delivered to the Administrative Agent on the Closing Date); (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
(c)    the Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent;
(d)    the Administrative Agent shall have received projections and a budget for the Borrower and its Subsidiaries for the five (5) years following the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent;
(e)    since December 31, 2021, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;
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(f)    the Administrative Agent shall have received: (i)(A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches; (ii) searches of ownership of registered and pending Intellectual Property in the United States Copyright Office and the United States Patent and Trademark Office and duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary to perfect the Administrative Agent’s security interest in such Intellectual Property; (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Administrative Agent’s security interest in the Collateral; and (iv) copies of insurance certificates and endorsements of insurance evidencing insurance meeting the requirements set forth in the Amended Credit Agreement and in the Collateral Documents;
(g)    the Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower certifying as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries on a Consolidated basis after giving effect to the transactions contemplated herein and by the Amended Credit Agreement to occur on the Second Amendment Effective Date;
(h)    the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(e), (i), (j) and (k) have been satisfied;
(i)    all board of director (or equivalent), governmental, shareholder and material third party consents and approvals necessary in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents shall have been obtained and shall be in full force and effect;
(j)    there shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to be adversely determined which, if so adversely determined, could reasonably be expected to have a Material Adverse Effect;
(k)    after giving effect to the transactions contemplated herein and by the Amended Credit Agreement to occur on the Second Amendment Effective Date, (i) no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower and each other Loan Party contained in this Amendment, the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (A) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Second Amendment Effective Date by reference to the facts and circumstances existing as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the Second Amendment Effective Date by reference to the facts and circumstances existing as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2(k)(ii), the representations and warranties contained in Section 5.06 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement;
(l)    the Borrower shall have (or concurrently with the Credit Extensions to be made on the Second Amendment Effective Date) (i) paid all accrued and unpaid interest on the loans outstanding under the Existing Credit Agreement to the Second Amendment Effective Date, and (ii) paid all accrued fees owing to the lenders under the Existing Credit Agreement to the Second Amendment Effective Date;
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(m)    all of the existing Debt of the Borrower and its Subsidiaries (other than Debt permitted to exist pursuant to Section 7.01 of the Amended Credit Agreement) shall be repaid in full, all commitments in connection therewith shall be terminated, and all guarantees, liens and security interests related thereto shall be terminated;
(n)    the Administrative Agent shall have received a Loan Notice with respect to any Revolving Loans or Term A Loans, as applicable, to be advanced on, or to remain outstanding on, the Second Amendment Effective Date;
(o)    (i) the Administrative Agent and each Lender shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent or such Lender, including U.S. Department of Treasury, Office of Foreign Assets Control, Foreign Corrupt Practices Act and “know your customer” due diligence; (ii) the Loan Parties shall have provided to the Administrative Agent and each Lender the documentation and other information requested by the Administrative Agent or such Lender in order to comply with applicable law, including the PATRIOT Act; and (iii) if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;
(p)    the Administrative Agent shall have received all fees required to be paid on or prior to the Second Amendment Effective Date to the Administrative Agent, the Lenders, or BofA Securities; and
(q)    the Loan Parties shall have paid all expenses of the Administrative Agent required to be reimbursed by the Loan Parties, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such reasonable fees, charges and disbursements of such counsel as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts among the Loan Parties and the Administrative Agent).
Without limiting the generality of the provisions of Section 9.03(c)(vi) of the Amended Credit Agreement or the last sentence of Section 9.04 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.
3    Miscellaneous.
(a)    The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.
(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment does not operate to reduce or discharge its obligations under the Loan Documents.
(c)    Each Loan Party represents and warrants that: (i) such Loan Party is duly authorized to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance of this Amendment by such Loan Party have been duly authorized by all necessary action, and do not (A) require any consent or approval of any holders of Equity Interests of such Loan Party, other than those already obtained, (B) contravene the
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Organic Documents of such Loan Party, (C) violate or cause a default under any applicable Law, Material Contract or Restrictive Agreement, except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect, or (D) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of the Borrower or any Subsidiary; (iii) this Amendment is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; and (iv) the Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the Second Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the Second Amendment Effective Date.
(d)    Subject to Section 11.18 of the Amended Credit Agreement, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, and subject to Section 11.18 of the Amended Credit Agreement, the authorization under this Section 3(d) may include use or acceptance by the Administrative Agent or any Lender Party of a manually signed paper Amendment which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.
(e)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(g)    The terms of Sections 11.14 and 11.15 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
4.    Exiting Lenders.
(a)    Each Person executing this Amendment under the heading “Exiting Lenders” on the signature pages hereto, in its capacity as a lender under the Existing Credit Agreement (each, an “Exiting Lender”), is signing this Amendment for the purposes of amending the Existing Credit Agreement as contemplated by Section 1 and assigning its revolving commitment and/or the outstanding portion of the term A loan it holds under the Existing Credit Agreement on the Second Amendment Effective Date to one or more Lenders under the Amended Credit Agreement as described in the following sentence. Upon giving effect to this Amendment, (i) each Exiting Lender’s portion of the term A loan outstanding under the Existing Credit Agreement shall be fully assigned at par to one or more Lenders under the Amended Credit Agreement, and each Exiting Lender’s revolving commitment under the Existing Credit Agreement shall be fully assigned to one or more Lenders under the Amended Credit Agreement, in each case so that, after giving effect to such assignments, the Lenders under the Amended Credit Agreement shall have Commitments and Applicable Percentages as set forth on Schedule 1.01(b) attached hereto, (ii) no Exiting Lender shall be a Lender under the Amended Credit Agreement, (iii) no Exiting Lender shall have any rights, obligations or duties as a lender under
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the Amended Credit Agreement or any other Loan Document, except for any right, obligation or duty which by the express terms of the Existing Credit Agreement or any other Loan Document would survive termination of the Existing Credit Agreement or such other Loan Document, and (iv) the Loan Parties shall have no obligations or liabilities to any Exiting Lender, except for obligations or liabilities which by the express terms of the Existing Credit Agreement or any other Loan Document would survive termination of the Existing Credit Agreement or such other Loan Document.
(b)    With respect to any obligating owing to any Exiting Lender in connection with the Existing Credit Agreement and the other Loan Documents that are not otherwise satisfied by the assignments and reallocations described in this Amendment, the Borrower hereby agrees to pay to each such Exiting Lender all such remaining outstanding obligations (other than contingent obligations not then due and owing or for which no claim has been made) owing to such Exiting Lender, if any, in connection with the Existing Credit Agreement and the other Loan Documents substantially contemporaneously with the Second Amendment Effective Date.  Each Exiting Lender acknowledges that, unless and until the Second Amendment Effective Date occurs, it shall remain a Lender under the Existing Credit Agreement with the rights and obligations of a Lender thereunder in accordance with the terms thereof.  At the expense of the Borrower, each Exiting Lender shall take such further action and execute such other documents as may be necessary to effectuate the purposes of this Section 4.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWER:     COMMERCIAL VEHICLE GROUP, INC.,
a Delaware corporation
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President and Chief Executive Officer
GUARANTORS:     CVG NATIONAL SEATING COMPANY, LLC,
a Delaware limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
CVG MONONA WIRE, LLC,
an Iowa limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
TRIM SYSTEMS, INC.,
a Delaware corporation
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
TRIM SYSTEMS OPERATING CORP.,
a Delaware corporation
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
CABARRUS PLASTICS, INC.,
a North Carolina corporation
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
COMMERCIAL VEHICLE GROUP, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

CVG SPRAGUE DEVICES, LLC,
a Delaware limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
MAYFLOWER VEHICLE SYSTEMS, LLC,
a Delaware limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
CVG MANAGEMENT CORPORATION,
a Delaware corporation
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
CVG ALABAMA, LLC,
a Delaware limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President
CVG FSE, LLC,
a Delaware limited liability company
By:    /s/ Harold C. Bevis
Name:    Harold C. Bevis
Title:    President

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as the Administrative Agent
By:    /s/ Angela Berry
Name:    Angela Berry
Title:    Assistant Vice President

COMMERCIAL VEHICLE GROUP, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer, and the Swingline Lender
By:    /s/ Christopher J. Heitker
Name:    Christopher J. Heitker
Title:    Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Anthony E. Irwin
Name: Anthony E Irwin
Title: Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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BANK OF THE WEST,
as a Lender
By:     /s/ Jamie Bretschneider
Name: Jamie Bretschneider
Title: VP

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Shaun R. Kleinman
Name: Shaun R. Kleinman
Title: Senior Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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CITIZENS BANK, N.A.,
as a Lender
By:    /s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Matthew Fisher
Name: Matthew Fisher
Title: Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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KEYBANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Brian Emmerling
Name: Brian Emmerling
Title: Sr. Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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ASSOCIATED BANK N.A.,
as a Lender
By:    /s/ J.E. Bergren
Name: J. E. Bergren
Title: Senior Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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CIBC BANK USA,
as a Lender
By:    /s/ Robert Cheffins
Name: Robert Cheffins
Title: Managing Director

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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COMERICA BANK,
as a Lender
By:    /s/ Michael D. Malaga
Name: Michael D. Malaga
Title:    Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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EXITING LENDER:            FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as an Exiting Lender
By:    /s/ Will Batchelor
Name: Will Batchelor
Title: Vice President

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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Annex A
Amended Credit Agreement
See attached.

Schedule 1.01(b)
Commitments and Applicable Percentages; L/C Commitment; Swingline Commitment

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility	Term A Commitment	Applicable Percentage of Term A Facility
Bank of America, N.A.	$24,230,769.24	16.153846160%	$28,269,230.76	16.153846149%
PNC Bank, National Association	$24,230,769.23	16.153846153%	$28,269,230.77	16.153846155%
Bank of the West	$16,153,846.15	10.769230767%	$18,846,153.85	10.769230771%
HSBC Bank USA, National Association	$16,153,846.15	10.769230767%	$18,846,153.85	10.769230771%
U.S. Bank National Association	$16,153,846.15	10.769230767%	$18,846,153.85	10.769230771%
KeyBank National Association	$16,153,846.15	10.769230767%	$18,846,153.85	10.769230771%
Citizens Bank, N.A.	$13,846,153.85	9.230769233%	$16,153,846.15	9.230769229%
Associated Bank N.A.	$8,076,923.08	5.384615387%	$9,423,076.92	5.384615383%
CIBC Bank USA	$8,076,923.08	5.384615387%	$9,423,076.92	5.384615383%
Comerica Bank	$6,923,076.92	4.615384613%	$8,076,923.08	4.615384617%
Total	$150,000,000.00	100.000000000%	$175,000,000.00	100.000000000%

L/C Issuer	L/C Commitment
Bank of America, N.A.	$10,000,000.00

Swingline Lender	Swingline Commitment
Bank of America, N.A.	$10,000,000.00

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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Schedule 7.01
Existing Debt

Intercompany Loans (the “Intercompany Loans”):

Lender:	Borrower:	Loan Currency	Principal Outstanding Balance as of March 31, 2022
PEKM Kabeltechnik s.r.o.	CVG Ukraine LLC	EUR	700,000.00
CVG Global s.a r.l.	PEKM Kabeltechnik s.r.o.	EUR	2,610,969.56
CVG Global S.a.r.l.	KAB Seating Limited	GBP	1,627,020.00
CVG Global S.a.r.l.	Commercial Vehicle Group (Thailand) Company Limited	THB	15,000,000.00

MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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Schedule 7.02
Existing Liens

None.
MISSION PRODUCE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT
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Schedule 7.04
Permitted Investments
1)The intercompany ownership stakes set forth on Schedule 5.04 are incorporated herein by reference.

2)The Intercompany Loans are incorporated herein by reference.

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Published CUSIP Numbers:
Deal: 20260YAE8
Revolving Facility: 20260YAF5
Term A Facility: 20260YAG3
CREDIT AGREEMENT
Dated as of April 30, 2021
among
COMMERCIAL VEHICLE GROUP, INC.,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Guarantors,
BANK OF AMERICA, N.A.,
as the Administrative Agent, the Swingline Lender, and the L/C Issuer,
PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent,
BANK OF THE WEST,
HSBC BANK USA, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION
and
KEYBANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
and
THE OTHER LENDERS PARTY HERETO
BOFA SECURITIES, INC.
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers
and
BOFA SECURITIES, INC.,
as Sole Bookrunner

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TABLE OF CONTENTS
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SCHEDULES
Schedule 1.01(a)    Administrative Agent’s Office; Certain Addresses for Notices
Schedule 1.01(b)    Commitments and Applicable Percentages; L/C Commitment; Swingline Commitment
Schedule 1.01(c)     Existing Letters of Credit
Schedule 5.04    Names and Capital Structure
Schedule 5.09    Intellectual Property
Schedule 5.12    Environmental Matters
Schedule 5.16    ERISA
Schedule 5.20    Labor Relations
Schedule 7.01    Existing Debt
Schedule 7.02    Existing Liens
Schedule 7.04    Permitted Investments
Schedule 7.05    Permitted Asset Dispositions
Schedule 7.14    Restrictive Agreements
Schedule 7.17    Existing Affiliate Transactions
Schedule 8.01    Events not Constituting an Event of Default
EXHIBITS
Exhibit A    Form of Assignment and Assumption
Exhibit B    Form of Compliance Certificate
Exhibit C    Form of Joinder Agreement
Exhibit D    Form of Loan Notice
Exhibit E    Form of Notice of Loan Prepayment
Exhibit F    Form of Secured Party Designation Notice
Exhibit G    Form of Solvency Certificate
Exhibit H    Form of Swingline Loan Notice
Exhibit I    Form of Note
Exhibit J    Forms of U.S. Tax Compliance Certificates

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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of April 30, 2021, among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender, and the L/C Issuer.
PRELIMINARY STATEMENTS:
WHEREAS, the Loan Parties have requested that the Lenders, the Swingline Lender, and the L/C Issuer make loans and other financial accommodations to the Borrower and its Subsidiaries as set forth herein; and
WHEREAS, the Lenders, the Swingline Lender, and the L/C Issuer have agreed to make such loans and other financial accommodations to the Borrower and its Subsidiaries, on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Acquisition Consideration” means, with respect to any Permitted Acquisition, the purchase consideration for such Permitted Acquisition and all other payments by the Borrower or any Subsidiary in exchange for, or as part of, or in connection with, such Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, including any and all payments representing the purchase price and any assumptions of Debt in connection with such Permitted Acquisition; provided, that, notwithstanding the foregoing, (a) the Acquisition Consideration for any such Permitted Acquisition shall not include the amount of any Earn Out Obligations incurred in connection with such Permitted Acquisition, (b) any portion of the consideration for such Permitted Acquisition (i) comprised of Qualified Capital Stock of the Borrower, or (ii) funded with the Net Proceeds received by the Borrower in connection with any issuance of Qualified Capital Stock of the Borrower, shall not, in either case, be deemed to be Acquisition Consideration, and (c) the principal amount of any Debt assumed in connection with such Permitted Acquisition shall be disregarded if, after giving Pro Forma Effect to such Permitted Acquisition, the Consolidated Total Leverage Ratio is less than 3.00 to 1.0.
“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Anti-Terrorism Law” means any law relating to terrorism or money laundering, including the PATRIOT Act.
“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the funding of the Term A Loans on the Second Amendment Effective Date, such Term A Lender’s Term A Commitment at such time, and (ii) thereafter, the outstanding principal amount of such Term A Lender’s Term A Loan at such time, (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15, and (c) in respect of an Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) on or prior to the funding of the Incremental Term Loans under such Incremental Term Facility, such Incremental Term Lender’s Incremental Term Commitment with respect to such Incremental Term Facility at such time, and (ii) thereafter, the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loan advanced in connection with such Incremental Term Facility at such time. If the Revolving Commitments of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in such other documentation pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (a) with respect to the Incremental Term Loans advanced in connection with any Incremental Term Facility, the percentage(s) per annum set forth in the Incremental Term

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Facility Agreement entered into in connection with such Incremental Term Facility, and (b) with respect to the Term A Loans, the Revolving Loans, the Swingline Loans, the Letter of Credit Fee and the Commitment Fee, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Pricing Tier	Consolidated Total Leverage Ratio	Commitment Fee	Letter of Credit Fee	Term SOFR Loans	Base Rate Loans
I	> 3.50 to 1.0	0.35%	2.75%	2.75%	1.75%
II	< 3.50 to 1.0 but > 2.75 to 1.0	0.30%	2.50%	2.50%	1.50%
III	< 2.75 to 1.0 but > 2.00 to 1.0	0.25%	2.25%	2.25%	1.25%
IV	< 2.00 to 1.0 but > 1.50 to 1.0	0.20%	2.00%	2.00%	1.00%
V	< 1.50 to 1.0	0.15%	1.75%	1.75%	0.75%
Any increase or decrease in the Applicable Rate applicable pursuant to this clause (b) resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, that, if a Compliance Certificate is not delivered when due in accordance with Section 6.01(c), then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first (1st) Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate applicable pursuant to this clause (b) shall be adjusted based upon the calculation of the Consolidated Total Leverage Ratio contained in such Compliance Certificate. The Applicable Rate applicable pursuant to this clause (b) in effect from the Second Amendment Effective Date until the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the fiscal quarter ending June 30, 2022 shall be determined based upon Pricing Tier II. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate applicable pursuant to this clause (b) for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, each Revolving Lender, and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender, and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), each Revolving Lender.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) BofA Securities, in its capacities as a joint lead arranger and as the sole bookrunner and (b) PNC Capital Markets LLC, in its capacity as a joint lead arranger.
“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of Property of the Borrower or any Subsidiary, including an Involuntary Disposition, an Equity Issuance and a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)),

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and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 30, 2021 and the related Consolidated statements of operations, statements of comprehensive income (or loss), stockholders’ equity and cash flows for such Fiscal Year, including the notes thereto.
“Autoborrow Agreement” has the meaning specified in Section 2.04(b).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(ii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Facility Maturity Date, (b) the date of termination of the Revolving Facility pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%; provided, that, if the Base Rate shall be less than zero percent (0%), such rate shall be deemed zero percent (0%) for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Borrowed Money” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses, (c) all Capital Leases of such Person, (d) all reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guaranties, surety bonds, and similar instruments, and (e) all Purchase Money Debt of such Person.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Expenditure” means any liability incurred, expenditure made or payment due (whether or not made) by the Borrower or a Subsidiary that is (or should be) set forth as “Purchases of property, plant and equipment” (or any similar designation, however referenced) in the consolidated statements of cash flows of the Borrower and its Subsidiaries for such period.
“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Swingline Lender (as applicable) or the Revolving Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts reasonably satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer or the Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within twelve (12) months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within twelve (12) months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) above and entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine (9) months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c), and (d) above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) in the case of any Foreign Subsidiary, (i) investments of the type and (to the extent applicable) maturity described in clauses (a) through (e) above of (or maintained with) a comparable foreign obligor, which

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investments or obligors (or the parent thereof) have ratings described in clause (b) or (c) above, if applicable, or equivalent ratings from comparable foreign rating agencies, or (ii) investments of the type and maturity (to the extent applicable) described in clauses (a) through (e) above of (or maintained with) foreign obligors (or the parent thereof), which investments or obligors (or the parents thereof) are not rated as provided in such clauses or in clause (f)(i) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).
“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person, in its capacity as a party to a Cash Management Agreement, that (a) at the time it enters into a Cash Management Agreement with the Borrower or a Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with the Borrower or a Subsidiary (in each case, even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35)% of the equity securities of the Borrower entitled to vote for members of the board of directors or other equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right).
“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of the Administrative Agent or the L/C Issuer, or replacement of any Lender)

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incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
“Closing Date” means April 30, 2021.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means a collective reference to all personal Property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property.
“Collateral Document” means each of the Security Agreement, each Joinder Agreement, each Qualifying Control Agreement, each security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent pursuant to any of the foregoing, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Common Stock” means (a) the common stock of the Borrower (which, for the avoidance of doubt, shall be Qualified Capital Stock of the Borrower), par value $0.01 per share, and (b) any other Qualified Capital Stock of the Borrower.
“Communication” means this Agreement, any other Loan Document, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B or such other certificate that is in form and substance satisfactory to the Administrative Agent.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definition of “Base Rate,” the definition of “SOFR,” the definition of “Term SOFR,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” and the definition of “U.S. Government Securities Business Day,” the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration

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as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.
“Consolidated Cash Taxes” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash for such period.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to: (a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income for such period: (i) interest expense; (ii) provision for income taxes; (iii) depreciation and amortization expense; (iv) losses arising from the sale of capital assets; (v) non-cash losses, charges and expenses; (vi) reasonable and customary fees, expenses, premiums and other charges in connection with the issuance or repayment of Debt (including, for the avoidance of doubt, any Permitted Convertible Debt), the issuance of Equity Interests, any refinancing transaction, amendment or other modification of any debt instrument, the making of any Investment, any non-ordinary course asset sale, or the entering into of any Permitted Call Spread Transaction, in each case whether or not consummated; (vii) costs and expenses in connection with the termination of the Existing Credit Agreements; (viii) severance costs and expenses to the extent paid in cash in an amount not to exceed $6,000,000 in any Fiscal Year; (ix) any non-cash losses resulting from mark-to-market accounting of Hedging Agreements; (x) the amount of any restructuring charge or reserve, integration cost or other business optimization expense, retention, non-recurring charges or expenses, recruiting, relocation and signing bonuses and expenses, systems establishment costs, costs associated with office and facilities opening, closing and consolidating, transaction fees and expenses; provided, that, the aggregate amount added back pursuant to this clause (b)(x) in any period shall not exceed $6,000,000; (xi) fees, costs, charges and expenses incurred in connection with the preparation, negotiation, approval, execution and delivery of this Agreement, any Loan Document, and the transactions relating hereto and thereto, including all transaction fees, costs, charges and expenses incurred within one hundred twenty (120) days following the Closing Date; (xii) the amount of any cash payments in connection with the settlement or payment of any judgment arising in connection with certain litigation matters pending against the Borrower, along with associated legal fees, costs and expenses paid in connection with such litigation, in an aggregate amount in any period not to exceed $1,000,000; minus (c) the following, without duplication, to the extent included in calculating such Consolidated Net Income for such period: (i) gains arising from the sale of capital assets; (ii) gains arising from the write-up of assets; (iii) unusual and infrequent gains; (iv) non-cash gains (including those resulting from mark-to-market accounting of Hedging Agreements); and (v) cash payments made in such period to the extent such payments relate to a non-cash loss, charge or expense added back to Consolidated Net Income in any other period.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date, minus (ii) Consolidated Maintenance Capital Expenditures for such period, minus (iii) Consolidated Cash Taxes for such period, minus (iv) Distributions and Upstream Payments made in cash by the Borrower and its Subsidiaries during such period (other than any such Upstream Payments made to the Borrower or any of its Subsidiaries in such period), to (b) the sum of (i) Consolidated Scheduled Debt Payments for the Measurement Period most recently completed on or prior to such date, plus (ii) interest expense of the Borrower and its Subsidiaries on a Consolidated basis for such period.
“Consolidated Maintenance Capital Expenditures” means, for any period, an amount equal to seventy-five percent (75%) of depreciation expense of the Borrower and its Subsidiaries on a Consolidated basis during such period.

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“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) unusual and infrequent gains and unusual and infrequent losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organic Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso), (d) any out-of-period restoration (or diminution) of income of any contingent reserve in such period, and related tax effect in accordance with GAAP, and (e) the cumulative effect of a change in accounting principles during such period.
“Consolidated Scheduled Debt Payments” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of all scheduled payments of principal on Debt (other than any SCF Obligation to the extent such SCF Obligation constitutes Debt) of the Borrower and its Subsidiaries during such period. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include scheduled payments made with respect to any Capital Lease, synthetic lease, or sale-leaseback transaction, and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.
“Consolidated Total Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum, without duplication, of: (a) Borrowed Money (provided, that, for purposes of this definition, with respect to obligations relating to letters of credit, bankers’ acceptances, bank guaranties, surety bonds, and similar instruments, Borrowed Money shall only include unreimbursed obligations in respect thereof that have not been reimbursed within one (1) Business Day after the date of such drawing); (b) all Purchase Money Debt; (c) all Capital Leases; (d) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding (i) trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business, and (ii) Earn Out Obligations; (e) all obligations to make any payment in respect of any Disqualified Capital Stock of the Borrower, any Subsidiary, or any other Person (including any obligation to purchase, redeem, retire or defease such Disqualified Capital Stock), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (f) all Contingent Obligations with respect to Consolidated Total Funded Indebtedness of another Person; provided, that, in no event shall any SCF Obligation constitute Consolidated Total Funded Indebtedness.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness as of such date, to (b) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date.
“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor, (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement, and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be

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the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
“Copyrights” has the meaning specified in the definition of “Intellectual Property”.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.21.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“CWA” means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt” means, as applied to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business; (c) all Contingent Obligations of such Person with respect to Debt of another Person of the types specified in clauses (a) through (k) of this definition; (d) all obligations (including purchase money indebtedness) of such Person evidenced by bonds, debentures, notes, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (e) all obligations of such Person under conditional sale or other title retention agreements or incurred as financings relating to Property purchased by such Person; (f) the principal balance of any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing entered into by such Person; (g) all Capital Leases of such Person; (h) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that, to the extent any such Debt secured by any Lien granted by such Person is non-recourse to such Person, the amount of such Debt as to such Person shall be equal to the lesser of (i) the fair market value of such Property on which such Lien is granted, and (ii) the outstanding principal amount of such Debt; (i) all reimbursement obligations of such Person in connection with letters of credit, bankers acceptances, bank guaranties, surety bonds, and similar instruments; (j) all obligations to make any payment in respect of any Disqualified Capital Stock of such Person or any other Person (including any obligation to purchase, redeem, retire or defease such Disqualified Capital Stock), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (k) in the case of the Loan Parties, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Debt provide that such Person is liable therefor.
“Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Debt other than Debt permitted pursuant to Section 7.01.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

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receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.
“Designated Non-Cash Consideration” means, with respect to any Asset Disposition, (a) the amount of any Debt or other liabilities of the Borrower or any of its Subsidiaries (as shown on the balance sheet most recently delivered pursuant to Section 6.01(a) or (b)) that is assumed by the transferee in connection with such Asset Disposition, but only to the extent the Borrower and its Subsidiaries have

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been validly released by all applicable creditors in writing from all liability on such Debt and other liabilities, (b) the amount of any trade-in value applied by the parties to such Asset Disposition to the purchase price of any replacement Property acquired in connection with such Asset Disposition, (c) any shares or securities received by the Borrower or any of its Subsidiaries from the transferee in connection with such Asset Disposition that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of such Asset Disposition, and (d) the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with such Asset Disposition that is designated as Designated Non-Cash Consideration in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.
“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than solely for Qualified Capital Stock) at the option of the holder thereof, in whole or in part, prior to the day that is ninety-one (91) days after the then-Latest Maturity Date, (b) requires the payment of any cash dividends, (c) is convertible into or exchangeable for (i) debt securities, or (ii) any Equity Interests referred to in clause (a) above or clause (b) above, in each case at any time prior to the date that is ninety-one (91) days after the then-Latest Maturity Date, or (d) contains any repurchase obligation which may come into effect prior to the Facility Termination Date; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is ninety-one (91) days after the then-Latest Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof may not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.
“Distribution” means any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind), or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided, that, in no event shall a “Distribution” include (a) the cashless exercise of options, (b) the retirement of fractional shares, (c) repurchases of Equity Interests deemed to occur in connection with the surrender of shares of Equity Interests to satisfy tax withholding obligations, or (d) the cashless exercise of warrants.
“Dollar” and “$” mean lawful money of the United States.
“Domain Names” has the meaning specified in the definition of “Intellectual Property”.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof, or the District of Columbia.
“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.18.
“Electronic Record” has the meaning assigned to that term in 15 U.S.C. § 7006.
“Electronic Signature” has the meaning assigned to that term in 15 U.S.C. § 7006.
“Eligible Assets” means Property that is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any business reasonably related, incidental or ancillary thereto or reasonable extensions thereof).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Enforcement Action” means any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, exercise of setoff or recoupment, or otherwise).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” means all applicable Laws (including all programs, local policies, permits and guidance promulgated by regulatory agencies) relating to public health (with respect to exposure to hazardous substances or wastes, but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the Environment, including CERCLA, the RCRA and the CWA, or to the conditions of the workplace, or any emission or substance capable of causing harm to any living organism or the Environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Notice” means a notice from any Governmental Authority or any other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.
“Equity Interests” means, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such

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Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Notwithstanding the foregoing, Permitted Convertible Debt and Permitted Call Spread Transactions shall not constitute Equity Interests; provided, that, Qualified Capital Stock issued on conversion of Permitted Convertible Debt shall constitute Equity Interests.
“Equity Issuance” means any issuance by the Borrower of its Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any other Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any other Loan Party or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the Borrower or any other Loan Party or ERISA Affiliate requests a minimum funding waiver, (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any the Borrower or any other Loan Party or ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Property” means, with respect to any Loan Party: (a) any motor vehicle or other asset of such Loan Party subject to a certificate of title the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; (b) any general intangible or other rights of such Loan Party arising under contracts, instruments, licenses, license agreements (including Licenses) or other documents, and any Equity Interests owned by such Loan Party in any Non-Wholly Owned Subsidiary, in each case, to the extent (and only to the extent) that the grant of a security interest therein would (i) constitute a violation of a restriction (so long as such restriction is not entered into in contemplation of the grant by such Loan Party of a security interest pursuant to the Collateral Documents or, in the case of the acquisition of any such Property after the Closing Date, in contemplation of such acquisition) in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), or (iii) violate any law, provided, that: (A) any portion of any such general intangible or other right or Equity Interests shall cease to be excluded pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above, and (B) the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by such Loan Party of a security interest pursuant to the Collateral Documents in any such general intangible or other right or Equity Interests to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable Law, including the UCC; (c) Property (and proceeds thereof) owned by such Loan Party that is subject to

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a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Property (and, in the case of any such Property acquired after the Closing Date, so long as such prohibition was not entered into in contemplation of such acquisition); (d) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of such Loan Party’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted pursuant to the Collateral Documents and deemed included in the Collateral, but only to the extent that, and solely during the period if any in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications (or the resulting trademark registrations); (e) any Property of such Loan Party to the extent that a grant of a security interest therein is prohibited by any applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such applicable Law; (f) more than sixty-five percent (65%) of the Equity Interests of any Foreign Subsidiary or any Foreign Holding Company, in each case, owned by such Loan Party, which represent Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) to the extent a greater percentage would result in adverse tax consequences to the Borrower; (g) any tax, payroll, employee benefit, fiduciary or trust account of such Loan Party; (h) de minimis Equity Interests of any indirect Foreign Subsidiary or other foreign Person directly held by such Loan Party solely for the benefit of any Person other than another Loan Party; (i) cash collateral of such Loan Party that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge prohibit the existence of a Lien therein in favor of the Administrative Agent, for the benefit of the Secured Parties; (j) Margin Stock; (k) any interest of such Loan Party in Real Estate; (l) Equity Interest of (i) EMD Servicios, S.A. de C.V., a company organized under the laws of Mexico, and (ii) T.S. Mexico S. de R.L. de C.V., a company organized under the laws of Mexico; and (m) Property in circumstances where the Administrative Agent and the Borrower reasonably agree that the cost of obtaining or perfecting a security interest in such Property is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.
“Excluded Subsidiary” means: (a) each Immaterial Subsidiary; (b) each Foreign Holding Company; (c) each Domestic Subsidiary that is owned directly or indirectly by any Foreign Subsidiary that is a CFC or any Foreign Holding Company; (d) each Foreign Subsidiary; (e) each Non-Wholly Owned Subsidiary; (f) each Subsidiary that is prohibited by applicable Law or by a binding contractual obligation from providing a Guaranty; provided, that, with respect to any such binding contractual obligation, such contractual obligation is (i) permitted pursuant to this Agreement, and (ii) in existence on the Closing Date (or with respect to any Person who becomes a Subsidiary after the Closing Date, at the time such Person becomes a Subsidiary) and is not entered into for the purpose of causing such Subsidiary to qualify as an “Excluded Subsidiary”; provided, further, that, any such exception described in this clause (f) shall only apply until such time as such prohibition no longer exists; (g) each Subsidiary for which the provision of a Guaranty by such Subsidiary would require the consent, approval, license or authorization from a Governmental Authority (including any regulatory approval), unless such consent, approval, license or authorization has been received; and (h) each Subsidiary for which the Borrower and the Administrative Agent agree in writing that the costs or other consequences (including adverse Tax consequences) of obtaining a Guaranty from such Subsidiary would be excessive in view of the benefits to be obtained by the Secured Parties therefrom.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International

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Foreign Exchange Master Agreement, or any other master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means each of (a) that certain Term Loan and Security Agreement, dated as of April 12, 2017, by and among the Borrower, the guarantors party thereto, the lenders party thereto, and Bank of America, as administrative agent, and (b) that certain Third Amended and Restated Loan and Security Agreement, dated as of April 12, 2017, by and among the Borrower, the other borrowers party thereto, the lenders party thereto, and Bank of America, as agent.
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01(c).
“Extraordinary Expenses” means all costs, expenses or advances that the Administrative Agent, the L/C Issuer or any Lender may incur during a Default, or during the pendency of an Insolvency Proceeding of the Borrower or any Subsidiary, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral, (b) subject to Section 11.04, any action, arbitration or other proceeding (whether instituted by or against the Administrative Agent, the L/C Issuer, any Lender, the Borrower or any Subsidiary, any representative of creditors of the Borrower or any Subsidiary or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Administrative Agent’s Liens with respect to any Collateral), the Loan Documents, the Letters of Credit, or the Obligations, including any lender liability or other Claims, (c) the exercise, protection or enforcement of any rights or remedies of the Administrative Agent, the L/C Issuer, or any Lender in, or the monitoring of, any Insolvency Proceeding, (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral, (e) any Enforcement Action, and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or the Obligations. Such costs, expenses and advances shall include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of the Borrower or any Subsidiary or independent contractors in liquidating any Collateral, and travel expenses.
“Facility” means a Term Facility or the Revolving Facility, as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; (b) the Full Payment of all Obligations; and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means the fee letter agreement, dated the Second Amendment Effective Date, between the Borrower and Bank of America.
“Fiscal Quarter” means each fiscal quarter of the Borrower.
“Fiscal Year” means each fiscal year of the Borrower.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Holding Company” means any Subsidiary all or substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries that are CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes).
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by the Borrower or any Subsidiary that is not subject to the laws of the United States, or (b) mandated by a government other than the United States for employees of the Borrower or any Subsidiary
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations, as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swingline Loans, other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Full Payment” means, with respect to any Obligations (other than contingent obligations not then due and owing or for which no claim has been made), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), (b) if such Obligations are L/C Obligations or are otherwise contingent and asserted or likely to be asserted, Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to the Administrative Agent and the L/C Issuer in their sole discretion, in the amount of required Cash Collateral), and (c) a satisfaction or release of any Claims of the Borrower or any

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Subsidiary against the Administrative Agent, Lenders and the L/C Issuer arising on or before the payment date. No Revolving Loans or other revolving obligations shall be deemed to have been paid in full until all commitments related thereto have expired or been terminated.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03(a).
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantor” means each of (a) each Person identified under the heading “Guarantors” on the signature pages to the Second Amendment, (b) each Subsidiary that is or may from time to time become a Guarantor pursuant to Section 6.08(a), and (c) with respect to (i) Additional Secured Obligations owing by any Loan Party or any Subsidiary, and (ii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.
“Guaranty” means, collectively, the guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.08(a).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person, in its capacity as a party to a Hedging Agreement, that, (a) at the time it enters into a Hedging Agreement not prohibited by this Agreement with the Borrower or a Subsidiary, is a Lender, or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedging Agreement not prohibited by this Agreement with the Borrower or a Subsidiary, in each case, even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that, for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Hedging Agreement” means any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code of the United States.
“HMT” has the meaning specified in the definition of “Sanction(s)”.

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“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, (a) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b), did not have total assets in excess of five percent (5%) of Total Assets as of such date, or (b) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), did not have EBITDA in excess of five percent (5%) of Consolidated EBITDA for such Measurement Period; provided, that, if, (i) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b), the aggregate amount of total assets of all Subsidiaries that constitute Immaterial Subsidiaries as of such date exceeds an amount equal to ten percent (10%) of Total Assets as of such date, or (ii) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), the aggregate amount of EBITDA attributable to all Subsidiaries that constitute Immaterial Subsidiaries for such Measurement Period exceeds an amount equal to ten percent (10%) of Consolidated EBITDA for such Measurement Period, then, in either case, one or more such Subsidiaries shall be deemed not to be Immaterial Subsidiaries, with such Subsidiaries being selected in descending order based on the amounts (determined on a Consolidated basis for such Subsidiary and its Subsidiaries) of their total assets or the amount of EBITDA attributable to such Subsidiary or Subsidiaries, as the case may be, until the ten percent (10%) thresholds above are not exceeded.
“Incremental Amount” means, as of any date of determination, (a) on or prior to the date on which the Borrower delivers financial statements pursuant to Section 6.01(b) and a Compliance Certificate pursuant to Section 6.01(c), in each case, for the Fiscal Quarter ending June 30, 2022, $75,000,000, and (b) after the date specified in clause (a) above, an amount equal to the sum of (i) the total of (A) $75,000,000, minus (B) the aggregate principal amount of all Incremental Facilities incurred prior to such date in reliance on clause (a) above and clause (b)(i)(A) above, plus (ii) an unlimited amount, so long as, after giving effect to the incurrence of any Incremental Facility on a Pro Forma Basis (and assuming for such purpose that such Incremental Facility is fully drawn), the Consolidated Total Leverage Ratio is less than 2.50 to 1.0 (this clause (b)(ii) being referred to herein as the “Leverage-Based Prong”).
“Incremental Facility” has the meaning specified in Section 2.02(g).
“Incremental Term Borrowing” means, with respect to any Incremental Term Facility, a borrowing under such Incremental Term Facility consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by Incremental Term Lenders under such Incremental Term Facility pursuant to Section 2.01(c).
“Incremental Term Commitment” means, with respect to any Incremental Term Facility, as to each Incremental Term Lender under such Incremental Term Facility, its obligation to make an Incremental Term Loan under such Incremental Term Facility.
“Incremental Term Facility” has the meaning specified in Section 2.02(g).
“Incremental Term Facility Agreement” has the meaning specified in Section 2.02(g)(ii)(D).
“Incremental Term Facility Maturity Date” means, with respect to any Incremental Term Facility, the maturity date of such Incremental Term Facility set forth in the Incremental Term Facility Agreement executed and delivered pursuant to Section 2.02(g)(ii) in connection with such Incremental Term Facility.
“Incremental Term Lender” means, with respect to any Incremental Term Facility, (a) at any time on or prior to the funding of the Incremental Term Loans under such Incremental Term Facility, any Person that has an Incremental Term Commitment under such Incremental Term Facility at such time, and (b) at any time thereafter, any Person that holds an Incremental Term Loan under such Incremental Term Facility at such time.
“Incremental Term Loan” means, with respect to any Incremental Term Facility, an advance made by an Incremental Term Lender under such Incremental Term Facility.

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“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07(a).
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code of the United States or any other Debtor Relief Laws, (b) the appointment of a receiver, trustee, liquidator, administrator, rehabilitator, conservator or other custodian or similar officer for such Person or all or any material part of its Property, or (c) a general assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” means all intellectual and similar Property of a Person, including the following:
(a)    any patent, and any divisions, inventions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent made now or hereafter, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing and any and all Royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Patents”);
(b)    any United States or foreign copyright rights to any works of authorship or other copyrightable subject matter, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing and any and all Royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Copyrights”);
(c)    all Internet domain names and associated uniform resource locator addresses (collectively, “Domain Names”);
(d)    all computer programs, object code, source code and supporting documentation, including, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and all media that may contain Software or recorded data of any kind (collectively, “Software”);
(e)    any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections (collectively, “Trade Secrets”); and
(f)    all right, title and interest in and to any trademarks, service marks and trade names, including any registration or application for registration of any trademarks and service marks, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks and any trade dress including logos, designs, fictitious business names and other business identifiers used by such Person or any other indicia of origin, and all causes of action arising prior to or after the date hereof for infringement

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of any of the foregoing or unfair competition regarding the same and any and all Royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Trademarks”).
“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that the Borrower’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Property or operation of its business violates another Person’s Intellectual Property.
“Intercompany Debt” has the meaning specified in Section 7.01(h).
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that, if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Debt of such other Person), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Loan Party or any Subsidiary.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.08(a).
“Junior Debt” means any (a) Debt of the Borrower or any Subsidiary that is expressly subordinated and junior in right of payment to the Obligations, (b) Debt of the Borrower or any

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Subsidiary that is secured by a Lien on the Collateral junior to the Liens created under the Collateral Documents, or (c) unsecured Borrowed Money of the Borrower or any Subsidiary.
“Junior Debt Payment” means any payment or prepayment of principal of, or any redemption, purchase, retirement, extinguishment, defeasance, discharge or other satisfaction prior to the scheduled maturity of (including any optional redemption, refinancing, conversion, required repurchase, exchange, open market purchase, or privately negotiated purchase), any Junior Debt.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date in effect as of such date.
“Law” means any international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s L/C Commitment is set forth on Schedule 1.01(b). The L/C Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means any payment made by the L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (it being understood and agreed that the consent of such successor issuer shall be required for such successor to become the L/C Issuer hereunder).
“L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus (b) the aggregate of all Unreimbursed Amounts as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCA Test Date” has the meaning specified in Section 1.03(e).
“Lender” means each of the Persons identified as a “Lender” on the signature pages to the Second Amendment, each other Person that becomes a “Lender” in accordance with this Agreement, and their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.
“Lender Party” means each of each Lender, the L/C Issuer, and the Swingline Lender.
“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

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“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Facility Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(l).
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000, and (b) the amount of the Revolving Facility as of such date. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.
“Leverage-Based Prong” has the meaning specified in the definition of “Incremental Amount”.
“Leverage Increase Period” has the meaning specified in Section 7.11(a).
“License” means, with respect to any Person, all of such Person’s right, title, and interest in and to any and all licensing agreements or similar arrangements relating to its owned Intellectual Property and any license or agreement under which such Person is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution or disposition of Collateral, (b) any use of Property, or (c) any other conduct of its business, and all income, Royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof, and all rights to sue for past, present, and future breaches thereof.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means a Permitted Acquisition or other Investment permitted pursuant to Section 7.04 whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive documentation for such Limited Condition Acquisition.
“Limited Condition Asset Disposition” means any Asset Disposition for which the Borrower or the applicable Subsidiary is contractually obligated to a third party (other than the Borrower or any Subsidiary, or any of their respective Affiliates) to consummate such Asset Disposition pursuant to definitive documentation entered into by the Borrower or such Subsidiary in advance of the consummation of such Asset Disposition.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan.
“Loan Document” means each of this Agreement, each Note, the Guaranty, each Collateral Document, the Fee Letter, each Issuer Document, the Specified Asset Disposition Side Letter, any Autoborrow Agreement, any fee letter entered into in connection with any Autoborrow Agreement, each other agreement, instrument or document designated by its terms as a “Loan Document,” and each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other pursuant to Section 2.02(a), or (c) a continuation of Term SOFR Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the

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Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Party” means each of the Borrower and each Guarantor.
“Margin Stock” has the meaning assigned to that term in Regulation U.
“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to have a material adverse effect on (a) the business, operations, Properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the enforceability of the Loan Documents, or on the validity or priority of Administrative Agent’s Liens on the Collateral, (c) the ability of the Loan Parties, taken as a whole, to perform any obligations under the Loan Documents, including repayment of any Obligations, or (d) the ability of Administrative Agent, the L/C Issuer or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
“Material Contract” means any agreement or arrangement to which the Borrower or a Subsidiary is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the Term A Facility Maturity Date, the Revolving Facility Maturity Date, or the applicable Incremental Term Facility Maturity Date, as the context may require.
“Maximum Rate” has the meaning specified in Section 11.09.
“Measurement Period” means, at any date of determination, the period of four (4) consecutive Fiscal Quarters most recently completed on or prior to such date of determination.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred three percent (103%) of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(q)(i) or Section 8.02(c), an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Net Proceeds” means with respect to an Asset Disposition, Debt Issuance or Equity Issuance, proceeds (including, when received, any deferred or escrowed payments) received by the Borrower or any Subsidiary in cash from such Asset Disposition, Debt Issuance or Equity Issuance, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions, (b) amounts applied to repayment of Debt secured by a Permitted Lien (ranking senior to any Lien created pursuant to the Collateral Documents) on Property sold, and (c) in connection with any Asset Disposition, (i) transfer or similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale, (ii) reserves for indemnities or purchase price adjustments, until such reserves are no longer needed, and (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold (provided, that, to the extent such cash proceeds are not so used within one hundred eighty (180) days of such Asset Disposition, such cash proceeds shall constitute Net Proceeds).

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).
“Non-Reimbursement Notice” has the meaning specified in Section 2.03(f).
“Non-Wholly Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower.
“Note” has the meaning specified in Section 2.11(a).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Ordinary Course of Business” means the ordinary course of business of the Borrower and its Subsidiaries, undertaken in good faith.
“Organic Documents” means: (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (e) with respect to all entities, any agreement among the holders of the Equity Interests of such entity concerning the organization, operation, governance or management of such entity or the rights and obligations of such holders.
“OSHA” means the Occupational Safety and Health Act of 1970.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than

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connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means: (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Patents” has the meaning specified in the definition of “Intellectual Property”.
“PATRIOT Act” has the meaning specified in Section 11.19.
“Payment Item” means each check, draft or other item of payment payable to the Borrower, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five (5) plan years.
“Permitted Acquisition” means any Acquisition; provided, that: (a) no Default shall have occurred and be continuing or would result from such Acquisition; (b) the Property acquired (or the Property of the Person acquired) shall constitute Eligible Assets; (c) any Person acquired in connection with such Acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, in each case in accordance with, and to the extent required by, Section 6.08 (unless the Person acquired is an Excluded Subsidiary); (d) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors and (if required) the shareholders (or equivalent) of the applicable Loan Party and shall not be actively opposed by the board of directors of the Person acquired in connection with such Acquisition; (e) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (ii) the Consolidated Total Leverage Ratio is at least 0.25 less than the Consolidated Total Leverage Ratio then required pursuant to Section 7.11(a); (f) upon giving Pro Forma Effect to such Acquisition, the sum of (i) availability under the Revolving Facility (with availability being determined, for the avoidance of doubt, as the amount available under the Revolving Facility subject to the satisfaction of the conditions precedent set forth in Section 4.02), plus (ii) unrestricted cash and Cash Equivalents of the Loan Parties, shall be at least $25,000,000; (g) the sum of (i) the aggregate Acquisition

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Consideration paid in connection with all such Acquisitions in any Fiscal Year, plus (ii) the aggregate amount of payments made in respect of Earn Out Obligations in any Fiscal Year, shall not exceed (A) $100,000,000, if the Pro Forma Compliance Certificate delivered pursuant to clause (e) above demonstrates that the Consolidated Total Leverage Ratio is greater than 2.25 to 1.0, and (B) $135,000,000, if the Pro Forma Compliance Certificate delivered pursuant to clause (e) above demonstrates that the Consolidated Total Leverage Ratio is less than or equal to 2.25 to 1.0; and (h) the aggregate Acquisition Consideration paid during the term of this Agreement in connection with all such Acquisitions consummated by Subsidiaries that are not Loan Parties shall not exceed (i) $40,000,000, if the Pro Forma Compliance Certificate delivered pursuant to clause (e) above demonstrates that the Consolidated Total Leverage Ratio is greater than 3.00 to 1.0, and (ii) $100,000,000, if the Pro Forma Compliance Certificate delivered pursuant to clause (e) above demonstrates that the Consolidated Total Leverage Ratio is less than or equal to 3.00 to 1.0 (it being understood and agreed, for the avoidance of doubt, that the baskets set forth in this clause (h) are part of, and not in addition to, the baskets set forth in clause (g) above).
“Permitted Affiliate Transaction” means any agreement or arrangement solely between or among Loan Parties and Subsidiaries that are not Loan Parties relating to the disposition of inventory or service arrangements (including contract manufacturing services, licensing of technology, contract engineering services, contract product development services, management services, and back office support services) in the Ordinary Course of Business.
“Permitted Asset Disposition” means:
(a)a sale of inventory in the Ordinary Course of Business;
(b)a disposition of Property for fair market value (as reasonably determined in good faith by the Borrower); provided, that: (i) no Default has occurred and is continuing or would result therefrom (provided, that, with respect to any Limited Condition Asset Disposition, such condition shall only be required to be satisfied at the time of execution of the definitive documentation with respect to such Limited Condition Asset Disposition); (ii) the aggregate consideration to be received in connection with such disposition shall be received contemporaneously with the consummation thereof; (iii) such disposition does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted hereunder; (iv) if the purchase price is greater than $1,000,000, not less than seventy-five percent (75%) of the consideration received in connection with such disposition shall be composed of cash, Cash Equivalents and Designated Non-Cash Consideration; provided, that, the aggregate amount of all Designated Non-Cash Consideration received in any Fiscal Year shall not exceed $5,000,000; and (v) the aggregate net book value of assets sold in any such disposition, when taken together with the net book value of the assets sold in all other dispositions in reliance on this clause (b) in any Fiscal Year, shall not exceed an amount equal to $15,000,000; provided, further, that, up to $5,000,000 of the foregoing basket that is not used in any Fiscal Year may be carried over and used in the immediately following Fiscal Year;
(c)a disposition of inventory that is obsolete, unmerchantable or otherwise unsaleable in the Ordinary Course of Business and dispositions of accounts receivable in connection with the collection or compromise thereof in the Ordinary Course of Business (which, for the avoidance of doubt, shall exclude receivable financing or factoring);
(d)the termination of a lease, sublease, license, sublicense, use agreement or similar agreement of real or personal Property which could not reasonably be expected to have a Material Adverse Effect;
(e)the leasing (including subleasing) or non-exclusive licensing (including sublicensing) of Intellectual Property, personal Property or real Property in the Ordinary Course of Business or the abandonment of Intellectual Property in the Ordinary Course of Business so long as such abandonment does not interfere in any material respect with the business of the Borrower and its Subsidiaries;

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(f)dispositions of obsolete, uneconomical, negligible, worn-out or surplus Property;
(g)dispositions of cash to the extent not prohibited by this Agreement, and sales of Cash Equivalents and marketable securities;
(h)sales, transfers, leases, exchanges and dispositions (i) solely among the Loan Parties, (ii) from Subsidiaries that are not Loan Parties to one or more Loan Parties, (iii) solely among Subsidiaries that are not Loan Parties, or (iv) to the extent constituting an Investment permitted hereunder, from Loan Parties to Subsidiaries that are not Loan Parties;
(i)(i) granting of Permitted Liens, (ii) Distributions and Upstream Payments permitted to be made pursuant to Section 7.03 (other than by reference to this definition or Section 7.05 (or any subclause thereof)), (iii) dividends, distributions and purchases of Equity Interests excluded from the definition of “Distributions” pursuant to the proviso therein, (iv) Investments otherwise permitted hereunder (other than Investments made pursuant to clause (q) of the definition of “Restricted Investment”), (v) Junior Debt Payment permitted to be made pursuant to Section 7.06 (other than by reference to this definition or Section 7.05 (or any subclause thereof)), and (vi) the issuance of any Debt permitted pursuant to Section 7.01 (other than by reference to definition or Section 7.05 (or any subclause thereof));
(j)mergers, consolidations, amalgamations, liquidations and dissolutions to the extent permitted by Section 7.07 (other than by reference to this definition or Section 7.05 (or any subclause thereof));
(k)(i) termination of any Hedging Agreement; and (ii) the unwinding of any Permitted Call Spread Transaction permitted hereunder;
(l)any Involuntary Disposition;
(m)issuances of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than the Borrower or a Subsidiary) required by applicable Law to hold shares in a Subsidiary;
(n)the capitalization or forgiveness of Debt owing by the Borrower or any Subsidiary if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;
(o)the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to the Borrower in connection with the collection or compromise thereof;
(p)dispositions in connection with the settlement of claims or disputes and the settlement, release or surrender of tort or other litigation claims;
(q)dispositions described on Schedule 7.05;
(r)dispositions approved in writing by the Required Lenders;
(s)any Permitted Sale-Leaseback;
(t)the sale or issuance of Qualified Capital Stock of any Subsidiary to the Borrower or any other Subsidiary (provided, that, in the case of such issuance of Qualified Capital Stock of a Subsidiary that is not a Wholly-Owned Subsidiary, Qualified Capital Stock of such Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Borrower or the Subsidiary that owns Qualified Capital Stock of such Subsidiary);

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(u)any Equity Issuance (including, for the avoidance of doubt, any issuance of Qualified Capital Stock of the Borrower pursuant to the conversion of Permitted Convertible Debt); provided, that, to the extent such Equity Issuance is an issuance of Disqualified Capital Stock of the Borrower, such Disqualified Capital Stock shall also be permitted pursuant to Section 7.01;
(v)the Specified Asset Disposition; provided, that, the consummation thereof shall be subject to the conditions set forth in the Specified Asset Disposition Side Letter;
(w)Permitted Affiliate Transactions; and
(x)the sale by the Borrower or any Subsidiary of accounts receivable due from customers of the Borrower or such Subsidiary pursuant to one or more customary supply-chain financing agreements; provided, that, (i) immediately before and after giving effect to any such sale, no Event of Default shall have occurred and be continuing, (ii) any such sale shall be without recourse to the Borrower or such Subsidiary other than customary recourse terms provided for in the applicable definitive documentation governing such sale (and solely in connection with the customary representations made with respect to the applicable accounts receivable sold pursuant to such definitive documentation), (iii) the “discount rate” (or similar concept, however defined) applicable to any such sale (which shall be deemed to include any benchmark or floating rate underlying such rate) shall not exceed two and one-half percent (2.5%), (iv) the proceeds received by the Borrower or such Subsidiary in connection with any such sale shall be paid into a deposit account maintained with Bank of America or otherwise in a deposit account subject to a Qualifying Control Agreement, (v) the definitive documentation governing any such sale shall be in form and substance reasonably satisfactory to the Administrative Agent, (vi) any lien release to be executed by the Administrative Agent in connection with any such sale shall be in form and substance reasonably satisfactory to the Administrative Agent, and (vii) the aggregate book value of all such accounts receivable sold pursuant to this clause (x) shall not exceed $20,000,000 during any calendar month (provided, that, any portion of the amount referenced in this sub-clause (vii) that is not used in any calendar month may be carried over and used under this clause (x) in the immediately succeeding calendar month (but, for the avoidance of doubt, in no other calendar month, with any unused amounts carried over not being available in any subsequent calendar month) so long as the aggregate book value of all such accounts receivable sold pursuant to this clause (x) shall not exceed $25,000,000 during any calendar month).
“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any Permitted Convertible Debt and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, and (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a) above and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided, that, the terms, conditions and covenants of each such transaction described in clause (a) above or clause (b) above shall be such as are customary for transactions of such type.
“Permitted Contingent Obligations” means Contingent Obligations:
(a)arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business;
(b)arising from Hedging Agreements permitted hereunder;

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(c)incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations;
(d)arising from customary indemnification obligations in favor of (i) purchasers of Equity Interests and Permitted Convertible Debt or in connection with Permitted Asset Dispositions and Permitted Call Spread Transactions, and (ii) sellers in connection with Acquisitions permitted hereunder;
(e)arising under the Loan Documents; and
(f)other Contingent Obligations in an aggregate amount for all such Contingent Obligations permitted pursuant to this clause (f) not to exceed $5,000,000 at any time.
“Permitted Convertible Debt” means unsecured Debt of the Borrower that is convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided, that, (a) the final maturity date of such Debt is not prior to the date that is ninety-one (91) days after the then-Latest Maturity Date, (b) such Debt is not subject to any scheduled principal payments (other than at the maturity thereof), scheduled prepayments, scheduled repurchases, scheduled redemptions or scheduled sinking fund prior to the date that is ninety-one (91) days after the then-Latest Maturity Date (it being understood that any required repurchase at the option of the holders thereof upon a fundamental change (or equivalent term thereunder), asset sale or casualty event in accordance with the terms of such Debt shall not be considered “scheduled” for purposes of this clause (b)), (c) no Subsidiary shall guarantee or otherwise be obligated with respect to such Debt unless such Subsidiary is a Loan Party, and (d) the other terms, conditions and covenants of such Debt shall be such as are customary for transactions of such type.
“Permitted Liens” has the meaning specified in Section 7.02.
“Permitted Purchase Money Debt” means Purchase Money Debt and Capital Leases of the Borrower and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount does not at any time exceed an amount equal to the sum of (a) the greater of (i) $10,000,000, and (ii) two percent (2%) of Total Assets (prior to giving effect to any acquisition or Investment made or intended to be made using the proceeds of such Purchase Money Debt or Capital Lease), plus (b) solely to the extent incurred by the Borrower or any Subsidiary to acquire new equipment after the Closing Date, an additional amount not to exceed the greater of (i) $52,500,000, and (ii) twelve percent (12%) of Total Assets (prior to giving effect to any acquisition or Investment made or intended to be made using the proceeds of such Purchase Money Debt or Capital Lease).
“Permitted Sale-Leaseback” means any Asset Disposition by the Borrower or any of its Subsidiaries of fixed or capital assets pursuant to a sale-leaseback transaction; provided, that, (a) any such sale is for cash consideration in an amount not less than the fair value of such fixed or capital asset (as reasonably determined in good faith by the Borrower), and (b) the aggregate net book value of all fixed and capital assets sold pursuant to all sale-leaseback transactions during the term of this Agreement shall not exceed $20,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by the Borrower or a Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
“Platform” has the meaning specified in Section 6.01.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection

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therewith (to the extent applicable) shall be deemed to have occurred on and as of the first (1st) day of the relevant Measurement Period: (a)(i) with respect to any Asset Disposition or any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or Property disposed of shall be excluded, and (ii) with respect to any Acquisition or other Investment that results in a Person becoming a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent; (b) any retirement of Debt (it being understood and agreed that in connection with any retirement of Debt, interest accrued during the relevant Measurement Period shall be excluded from the applicable calculations); and (c) any incurrence or assumption of Debt by the Borrower or any of its Subsidiaries (and if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of “Consolidated EBITDA”.
“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, after giving Pro Forma Effect to any applicable Specified Transactions.
“Project Capital Expenditure” means any Capital Expenditure for which the Borrower or the applicable Subsidiary, as applicable, is to receive reimbursement therefor from a third party (other than, for the avoidance of doubt, the Borrower or any Subsidiary); provided, that, the aggregate amount of all Project Capital Expenditures during the term of this Agreement shall not exceed $45,000,000.
“Properly Contested” means, with respect to any obligation of any Person, that: (a) such obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) such obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; and (c) appropriate reserves have been established in accordance with GAAP.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“Purchase Money Debt” means, with respect to any Person, without duplication, (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets, (b) Debt (other than the Obligations) incurred within ninety (90) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof, and (c) any renewals, extensions, refinancings or replacements of Debt of the type referenced in clause (a) or clause (b) above, in any case in an aggregate principal amount that does not exceed the principal amount of the Debt being renewed, extended, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such renewal, extension, refinancing or replacement).
“Purchase Money Lien” means a Lien that secures Purchase Money Debt or a Capital Lease, encumbering only the fixed assets acquired with such Debt (and proceeds thereof) and constituting a Capital Lease or a purchase money security interest under the UCC; provided, that, individual financings

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of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.21.
“Qualified Acquisition” means a Permitted Acquisition (or series of related Permitted Acquisitions consummated in any six (6)-month period) for which the aggregate Acquisition Consideration therefor is at least $5,000,000, but only to the extent that the aggregate amount of (a) Debt of the Borrower and its Subsidiaries incurred to fund such Acquisition Consideration, plus (b) Debt assumed by the Borrower and its Subsidiaries in connection with such Permitted Acquisition(s), is at least $5,000,000; provided, that, for any Permitted Acquisition (or series of related Permitted Acquisitions) to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that such Permitted Acquisition (or series of related Permitted Acquisitions) meets the criteria set forth in this definition and notifying the Administrative Agent that the Borrower has elected to treat such Permitted Acquisition (or series of related Permitted Acquisitions) as a “Qualified Acquisition”.
“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Asset Disposition” means (a) any disposition described in clause (b), clause (l), clause (s), or clause (t) (but, in the case of any disposition described in such clause (t), only to the extent of the issuance or sale to a Person other than the Borrower or a Subsidiary) of the definition of “Permitted Asset Disposition”, and (b) any Equity Issuance, other than (i) any issuance by the Borrower of its Equity Interests pursuant to the exercise of options or warrants, (ii) any issuance of options or warrants relating to the Borrower’s Equity Interests, and (iii) any issuance by the Borrower of its Equity Interests (A) as consideration for a Permitted Acquisition, or (B) for which one hundred percent (100%) of the Net Proceeds received by the Borrower therefrom are used, substantially concurrently with the receipt thereof, as consideration for a Permitted Acquisition.
“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
“Real Estate” means, collectively, all right, title and interest (whether as owner, lessor or lessee) in and to any and all parcels of or interests in real Property owned in fee or leased, whether by lease, license, easement or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas or other improvements thereon and appurtenant fixtures incidental to the ownership, lease or operation thereof.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinancing Condition” means each of the following conditions for Refinancing Debt:

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(a)it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such extension, renewal, refinancing or replacement);
(b)it has a final stated maturity no sooner than, and a Weighted Average Life to Maturity no less than, the Debt being extended, renewed, refinanced or replaced;
(c)if the Debt, and/or the Liens securing the Debt, as applicable, is subordinated to the Obligations, then the Debt, or the Liens securing such Debt, as applicable, being extended, renewed, refinanced or replaced is subordinated to the Obligations on terms at least as favorable to the Secured Parties as existed prior to such extension, renewal, refinancing or replacement;
(d)such Debt is issued on market terms for the type of Debt issued and for issuers having a similar credit profile and in any event with covenants that are not more restrictive (taken as a whole) with respect to the Borrower and its Subsidiaries than the covenants in this Agreement (as reasonably determined by the Borrower in good faith); provided, that, a certificate of a Responsible Officer of the Borrower as to the satisfaction of the conditions described in this clause (d) delivered to Administrative Agent at least five (5) Business Days prior to the incurrence of such Debt (or such shorter period of time as is agreed to by the Administrative Agent in its sole discretion), together with a reasonably detailed description of the material covenants of the Debt proposed to be issued or drafts of documentation relating thereto, stating that the Borrower has reasonably determined in good faith that the terms of such Debt satisfy the foregoing requirements, shall be conclusive unless the Administrative Agent notifies the Borrower within three (3) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees);
(e)the Debt is not secured by any Property other than the Property that was collateral (and then only with the same priority) for the Debt being extended, renewed, replaced or refinanced at the time of such extension, renewal, replaced or refinancing;
(f)the obligor or obligors under any such Refinancing Debt are the same as the obligor(s) under the Debt being extended, renewed, refinanced or replaced on such Debt; and
(g)upon giving effect to it, no Default or Event of Default exists.
“Refinancing Debt” means Debt that is the result of an extension, renewal, refinancing or replacement of Debt permitted under Section 7.01(c) or (t), in each case, so long as each Refinancing Condition is satisfied with respect thereto.
“Register” has the meaning specified in Section 11.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers, and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Removal Effective Date” has the meaning specified in Section 9.06(b).

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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Term Borrowing, a Revolving Borrowing, a conversion or continuation of Term Loans, or a conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Borrowing at any time an Autoborrow Agreement is not in effect, a Swingline Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders at such time. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, (a) the chairman of the board, president, chief executive officer, managing director, treasurer, controller, director of finance, chief financial officer or other financial officer of such Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of such Loan Party, and (c) solely for purposes of notices given pursuant to Article II, (i) any other officer or employee of such Loan Party so designated by any of the officers of such Loan Party identified in clause (a) above or clause (b) above in a notice to the Administrative Agent, or (ii) any other officer or employee of such Loan Party designated in or pursuant to an agreement between such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restricted Investment” means any Investment by the Borrower or any Subsidiary, other than:
(a)Investments in Subsidiaries to the extent existing on the Second Amendment Effective Date and other Investments existing on the Second Amendment Effective Date and set forth on Schedule 7.04;
(b)cash and Cash Equivalents;

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(c)Investments consisting of lease, utility and other similar deposits or any other deposit permitted under Section 7.02 (other than by reference to this definition or Section 7.04 (or any subclause thereof)) in the Ordinary Course of Business;
(d)prepayments and deposits to suppliers in the Ordinary Course of Business;
(e)(i) Hedging Agreements to the extent permitted by Section 7.15; and (ii) the purchase of any Permitted Call Spread Transaction by the Borrower and the performance of its obligations thereunder;
(f)Investments: (i) by a Loan Party in any other Loan Party; (ii) by Subsidiaries that are not Loan Parties into any Loan Party or any other Subsidiaries that are not Loan Parties; and (iii) by Loan Parties in Subsidiaries that are not Loan Parties and in any Persons that are not Subsidiaries, in an aggregate amount at any time outstanding not to exceed an amount equal to the greater of (A) $15,000,000, and (B) four percent (4%) of Total Assets (prior to giving effect to any such Investment);
(g)Investments in securities or other assets of trade creditors, customers or other Persons in the Ordinary Course of Business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(h)guarantees, Contingent Obligations and other Investments permitted under Section 7.01 (other than by reference to this definition or Section 7.04 (or any subclause thereof));
(i)the capitalization or forgiveness of Debt owing by the Borrower or any Subsidiary if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;
(j)the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to the Borrower to the extent not otherwise prohibited by the terms of this Agreement;
(k)loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; provided, that, the aggregate amount of all such loans and advances shall not exceed $4,000,000 at any time outstanding;
(l)prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;
(m)deposits with financial institutions permitted hereunder;
(n)(i) Permitted Acquisitions; and (ii) Investments consisting of cash earnest money deposits made in connection with Permitted Acquisitions;
(o)Investments consisting of non-cash loans made by a Loan Party to officers, directors and employees which are used by such Persons to purchase simultaneously Equity Interests of the Borrower; provided, that, the aggregate amount of all such non-cash loans shall not exceed $5,000,000 at any time outstanding;
(p)other Investments in an aggregate amount at any time outstanding not to exceed amount equal to the greater of (i) $15,000,000, and (ii) four percent (4%) of Total Assets (prior to giving effect to any such Investment); and
(q)Investments arising in connection with Permitted Asset Dispositions permitted hereunder (other than (i) by reference to this definition, or (ii) Permitted Asset Dispositions made pursuant to clause (i)(iv) of the definition of “Permitted Asset Disposition”).

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“Restrictive Agreement” means an agreement (other than a Loan Document) that conditions or restricts the right of the Borrower or any Subsidiary to (a) incur or repay Borrowed Money, (b) grant Liens on any assets, (c) declare or make Distributions or Upstream Payments, (d) modify, extend or renew any agreement evidencing Borrowed Money, or (e) repay any Intercompany Debt.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).
“Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitments of all of the Revolving Lenders on the Second Amendment Effective Date shall be $150,000,000.
“Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount of such Revolving Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Swingline Loans at such time.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.
“Revolving Facility Maturity Date” means May 12, 2027; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the immediately preceding Business Day.
“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect at such time, any Person that has a Revolving Commitment at such time, or (b) if the Revolving Commitments have terminated or expired at such time, any Person that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.
“Revolving Loan” has the meaning specified in Section 2.01(b).
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by any Person under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SCF Obligation” means any obligation arising in connection with transactions consummated in reliance on clause (x) of the definition of “Permitted Asset Disposition”.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the

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Lenders party thereto, and Bank of America, in its capacities as the Administrative Agent, the L/C Issuer and the Swingline Lender.
“Second Amendment Effective Date” means May 12, 2022.
“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Subsidiary and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Hedging Agreement not prohibited by this Agreement between any Loan Party or any Subsidiary and any Hedge Bank.
“Secured Obligations” means all Obligations and all Additional Secured Obligations.
“Secured Party” means each of the Administrative Agent, each Lender, the L/C Issuer, each Hedge Bank, each Cash Management Bank, each Indemnitee, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit F.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means: (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-month’s duration, and 0.25% (25 basis points) for an Interest Period of six-months’ duration.
“Software” has the meaning specified in the definition of “Intellectual Property”.
“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit G.
“Solvent” and “Solvency” means, as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. As used herein, “Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase on a going concern basis. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Specified Asset Disposition” means that certain Asset Disposition identified as the “Specified Asset Disposition” in the Specified Asset Disposition Side Letter.
“Specified Asset Disposition Side Letter” means that certain letter agreement, dated as of the Closing Date, by and between the Borrower and the Administrative Agent, pursuant to which the Borrower identifies the Specified Asset Disposition (it being understood and agreed that such identification shall include a description of such Asset Disposition, in form and substance reasonably satisfactory to the Administrative Agent).
“Specified Credit Party” has the meaning specified in Section 9.13.
“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), Section 8.01(h) or Section 8.01(i).
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).
“Specified Transaction” means (a) any Acquisition, any Asset Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, or any Investment that results in a Person becoming a Subsidiary, (b) any incurrence or repayment of Debt, or (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis.
“Subordinated Debt” means Debt that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a customary subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supported QFC” has the meaning specified in Section 11.21.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.
“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans hereunder. The initial amount of the Swingline Commitment is set forth on Schedule 1.01(b). The Swingline Commitment may be modified from time to time by agreement between the Swingline Lender and the Borrower and notified to the Administrative Agent.

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“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.
“Swingline Loan” has the meaning specified in Section 2.04(a).
“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swingline Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000, and (b) the amount of the Revolving Facility as of such date. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).
“Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 1.01(b) under the caption “Term A Commitment”. The Term A Commitments of all of the Term A Lenders on the Second Amendment Effective Date shall be $175,000,000.
“Term A Facility” means at any time, (a) on or prior to the funding of the Term A Loans on the Second Amendment Effective Date, the aggregate amount of the Term A Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.
“Term A Facility Maturity Date” means May 12, 2027; provided, that, if such date is not a Business Day, the Term A Facility Maturity Date shall be the immediately preceding Business Day.
“Term A Lender” means (a) at any time on or prior to the funding of the Term A Loans on the Second Amendment Effective Date, any Person that has a Term A Commitment at such time, and (b) at any time thereafter, any Person that holds a Term A Loan at such time.
“Term A Loan” means an advance made by a Term A Lender under the Term A Facility.
“Term Borrowing” means a Term A Borrowing or an Incremental Term Borrowing, as the context may require.
“Term Commitment” means a Term A Commitment or an Incremental Term Commitment, as the context may require.
“Term Facility” means the Term A Facility or an Incremental Term Facility, as the context may require.
“Term Loan” means a Term A Loan or an Incremental Term Loan, as the context may require.
“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if

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the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day.
“Term SOFR Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(c).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if the Term SOFR Screen Rate would otherwise be less than zero, the Term SOFR Screen Rate shall be deemed zero for purposes of this Agreement.
“Total Assets” means, as of any date of determination, the total assets on a Consolidated basis of the Borrower and its Subsidiaries as at the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01(a) or (b) as shown on such financial statements in accordance with GAAP.
“Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Term Loans of such Lender at such time.
“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Exposure of such Revolving Lender at such time.
“Total Revolving Outstandings” means, at any time, (a) the aggregate Outstanding Amount of all Revolving Loans at such time, plus (b) the aggregate Outstanding Amount of all Swingline Loans at such time, plus (c) the aggregate Outstanding Amount of all L/C Obligations at such time.
“Trade Secrets” has the meaning specified in the definition of “Intellectual Property”.
“Trademarks” has the meaning specified in the definition of “Intellectual Property”.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Upstream Payment” means a pro rata Distribution by a Subsidiary to such Subsidiary’s direct equity holders.
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.
“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right

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had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organic Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law, rule and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and Properties, including cash, securities, accounts and contract rights. Whenever the phrase “to the best of Borrower’s knowledge” or words of similar import are used in any Loan Documents, including references to “knowledge of any Loan Party”, it means actual knowledge of a Responsible Officer of the Borrower or such other Loan Party, as applicable, or knowledge that a Responsible Officer of the Borrower or such other Loan Party, as applicable, would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

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1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Debt of the Borrower and its Subsidiaries (including any Permitted Convertible Debt) shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Debt, no effect shall be given to any election by the Borrower to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary.
(d)Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Total Leverage Ratio (including for purposes of determining the Applicable Rate or compliance with any financial covenant set forth in Section 7.11) and the Consolidated Fixed Charge Coverage Ratio, in each case, shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Total Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio, in each case, for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate, any Specified Transaction and any

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related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Leverage Ratio and/or the minimum Consolidated Fixed Charge Coverage Ratio, as applicable, permitted for the Fiscal Quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), as applicable.
(e)Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test (including any Consolidated Total Leverage Ratio test or any Consolidated Fixed Charge Coverage Ratio test), (ii) the absence of a Default or an Event of Default, or (iii) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, on the date of the execution of the Limited Condition Acquisition Agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Debt, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (A) the condition set forth in clause (a) of the proviso to the definition of “Permitted Acquisition” shall be satisfied if (1) no Default shall have occurred and be continuing as of the applicable LCA Test Date, and (2) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (B) if the proceeds of an Incremental Term Facility are being used to finance such Limited Condition Acquisition, then (1) the conditions set forth in Section 2.02(g)(ii)(E) and Section 4.02(a) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility but the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility shall be limited to customary “specified representations” and customary “specified acquisition agreement representations,” and (2) the conditions set forth in Section 2.02(g)(ii)(B) and Section 4.02(b) shall be satisfied if (x) no Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Facility in connection with the consummation of such Limited Condition Acquisition; and (C) such Limited Condition Acquisition, any related pro forma adjustments, and the related Debt to be incurred in connection therewith and the use of proceeds thereof shall be deemed consummated, made, incurred and/or applied at the applicable LCA Test Date (until such time as the Debt is actually incurred or the applicable Limited Condition Acquisition Agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Distribution or the making of any Junior Debt Payment) with any financial ratio or test (including any Consolidated Total Leverage Ratio test, any Consolidated Fixed Charge Coverage Ratio test, or any calculation of the financial covenants set forth in Section 7.11) (it being understood and agreed that for purposes of determining Pro Forma Compliance in connection with the making of any Distribution or the making of any Junior Debt Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction has not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the applicable LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining

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whether the relevant Limited Condition Acquisition is permitted to be consummated. Except as set forth in clause (B) in the proviso to the first sentence in this Section 1.03(e) in connection with the use of the proceeds of an Incremental Term Facility to finance a Limited Condition Acquisition, it is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 4.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.
1.04Rounding.
Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07UCC Terms.
Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.08Interest Rates.
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

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1.09Certifications.
All certifications to be made hereunder by a Responsible Officer of a Loan Party shall be made by such Responsible Officer in his or her capacity solely as a Responsible Officer of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.
1.10Calculation of Certain Baskets.
(a)With respect to (i) the incurrence Debt in reliance on (A) the baskets set forth in clause (a)(ii) or clause (b)(ii) of the definition of “Permitted Purchase Money Debt”, or (B) the basket set forth in clause (i)(B) of the proviso to Section 7.01(m), or (ii) the consummation of an Investment in reliance on the basket set forth in (A) clause (f)(iii)(B) of the definition of “Restricted Investment”, or (B) clause (p)(ii) of the definition of “Restricted Investment”, a determination as to whether the incurrence of such Debt or the consummation of such Investment, as appliable, is permitted by this Agreement shall be made at the time of the incurrence of such Debt or at the time of the consummation of such Investment, as applicable, and, for the avoidance of doubt, if any of such basket is exceeded following the incurrence of such Debt or the consummation of such Investment, in each case, solely as a result of fluctuation in the amount of Total Assets after the date of the incurrence of such Debt or the date of the consummation of such Investment, such basket shall not be deemed to have been exceeded solely as a result of fluctuation in the amount of Total Assets after such date.
(b)With respect to (i) Acquisition Consideration paid for a Permitted Acquisition in reliance on the baskets set forth in clauses (g) and (h) of the proviso to the definition of “Permitted Acquisition”, or (ii) the payment of any Earn Out Obligation in reliance on the baskets set forth in Section 7.23, a determination as to whether the amount of such Acquisition Consideration or the payment of such Earn Out Obligations, as appliable, is permitted by this Agreement shall be made at the time of consummation of such Permitted Acquisition or at the time of such payment of such Earn Out Obligation, as applicable, and, for the avoidance of doubt, if any of such basket is exceeded following the consummation of such Permitted Acquisition or the payment of such Earn Out Obligation, in each case, solely as a result of a change in the Consolidated Total Leverage Ratio after the date of the consummation of such Permitted Acquisition or the date of the payment of such Earn Out Obligation, such basket shall not be deemed to have been exceeded solely as a result of a change in the Consolidated Total Leverage Ratio after such date.
ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
1.01Loans.
(a)Term A Borrowing. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a Term A Loan to the Borrower, in Dollars, on the Second Amendment Effective Date in an amount not to exceed such Term A Lender’s Term A Commitment. Each Term A Lender shall make its Term A Loan to the Borrower on the Second Amendment Effective Date by (i) continuing all or any portion of its term A loan outstanding under this Agreement immediately prior to the Second Amendment Effective Date, and/or (ii) advancing an additional amount constituting all or any portion of its Term A Loan not otherwise constituting a continuing portion of its term A loan outstanding under this Agreement immediately prior to the Second Amendment Effective Date. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments. Any Term A Borrowing repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the

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Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, that, after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(c)Incremental Term Borrowings. Subject to Section 2.02(g), on the effective date of any Incremental Term Facility Agreement for any Incremental Term Facility, each Incremental Term Lender under such Incremental Term Facility severally agrees to make an Incremental Term Loan to the Borrower in Dollars and in the amount of such Incremental Term Lender’s Incremental Term Commitment for such Incremental Term Facility; provided, that, after giving effect to such Incremental Term Loans, the Outstanding Amount of such Incremental Term Loans under such Incremental Term Facility shall not exceed the aggregate amount of the Incremental Term Commitments for such Incremental Term Facility. Each Incremental Term Borrowing under an Incremental Term Facility shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders under such Incremental Term Facility in accordance with their respective Incremental Term Commitments for such Incremental Term Facility. Incremental Term Borrowings prepaid or repaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
1.02Borrowings, Conversions and Continuations of Loans.
(a)Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans, in each case, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of any Term Loans, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of any Term Loans, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of such Borrowing, conversion, or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted, or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall be made as Term SOFR Loans with an Interest Period of one (1) month. If the Borrower fails to give a timely notice requesting a continuation of Term SOFR Loans, then the applicable Loans shall be continued as Term SOFR Loans with an Interest Period of one (1) month. Any such automatic continuation of Term SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, this Section 2.02 shall not apply to Swingline Loans or Swingline Borrowings.

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(b)Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are Unreimbursed Amounts outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to the Borrower as provided above.
(c)Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans.
(d)Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
(e)Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect; provided, that, without limiting the foregoing, there shall not be more than five (5) Interest Periods in effect with respect to any then-existing Term Facility.
(f)Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(g)Increases in Revolving Facility; Incremental Term Facilities. The Borrower may, upon not less than three (3) Business Days’ prior written notice (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), request to increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more new tranches of term loans (each such new tranche of term loans being an “Incremental Term Facility”; each such increase in the Revolving Facility and each Incremental Term Facility, an “Incremental Facility”), by a maximum aggregate amount for all such Incremental Facilities not to exceed the Incremental Amount. At the time of sending any such notice, the Borrower and the Administrative Agent shall mutually agree to a time period within which each Lender and each other Person that is approached to participate in such Incremental Facility is requested to respond (and any Lender or other Person not responding within such time period shall be deemed to have declined to participate in such Incremental Facility). Subject to the other conditions and limitations set forth in this Section 2.02(g), there shall be no limit on the number of requests made by the Borrower for an Incremental Facility pursuant to this Section 2.02(g).
(i)Increases in Revolving Facility. The Borrower may at any time after the Closing Date and prior to the Revolving Facility Maturity Date, upon not less than three (3) Business Days’ prior written notice (or such shorter period of time as is agreed by the

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Administrative Agent in its sole discretion), increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any Revolving Lender or new Revolving Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and the L/C Issuer (so long as such Persons would be Eligible Assignees); provided, that:
(A)any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof (or such other amount as the Administrative Agent shall agree in its sole discretion);
(B)no Default shall exist and be continuing at the time of any such increase or would exist immediately after giving effect thereto;
(C)no existing Lender shall be under any obligation to provide a Revolving Commitment in connection with such increase (or to increase its Revolving Commitment, as applicable) and any such decision whether to participate in such increase shall be in such Lender’s sole and absolute discretion;
(D)(1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent, and/or (2) any existing Lender electing to provide a Revolving Commitment in connection with such increase (or to increase its Revolving Commitment, as applicable) shall have executed a commitment agreement satisfactory to the Administrative Agent;
(E)before and after giving effect to such increase, the representations and warranties contained in this Agreement and the other Loan Documents, or any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase by reference to the facts and circumstances existing as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(i)(E), the representations and warranties contained in Sections 5.06 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b);
(F)the Administrative Agent shall have received (1) a certificate from a Responsible Officer of the Borrower certifying that (x) the conditions set forth in Sections 2.02(g)(i)(B) and (g)(i)(E) have been satisfied, (y) the condition set forth in Section 2.02(g)(i)(G)(1) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), and (z) to the extent applicable, the condition set forth in Section 2.02(g)(i)(G)(2) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), (2) a certificate from a Responsible Officer of each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of such increase and addressed to the Administrative Agent and each Lender (including any Person that is to become a Lender in connection with such increase), in form and substance satisfactory to the Administrative Agent;

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(G)(1) upon giving Pro Forma Effect to any such increase (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (2) to the extent such increase is being incurred in reliance on the Leverage-Based Prong, after giving effect to such increase, such increase is permitted pursuant to the Leverage-Based Prong;
(H)any such increase shall (1) rank pari passu in right of payment with the Obligations and in respect of the Collateral, and (2) be on the same terms and pursuant to the same documentation applicable to the Revolving Facility; and
(I)in connection with any such increase, the Borrower shall prepay any Revolving Loans outstanding on the date of such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Facility pursuant to this Section 2.02(g)(i).
(ii)Institution of Incremental Term Facilities. The Borrower may at any time after the Closing Date and prior to the Term A Facility Maturity Date, upon not less than three (3) Business Days’ prior written notice (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), establish an Incremental Term Facility to be provided by one or more Incremental Term Lenders for such Incremental Term Facility; provided, that:
(A)any such Incremental Term Facility shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (or such other amount as the Administrative Agent shall agree in its sole discretion);
(B)no Default shall exist and be continuing at the time of the establishment of any such Incremental Term Facility or would exist immediately after giving effect thereto;
(C)no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;
(D)the Borrower (in consultation and coordination with the Administrative Agent) shall obtain Incremental Term Commitments for such Incremental Term Facility from existing Lenders or other Persons acceptable to the Administrative Agent, which Persons shall join in this Agreement as Incremental Term Lenders by executing an agreement, in form and substance satisfactory to the Administrative Agent, setting forth the terms applicable to such Incremental Term Facility in accordance with this Section 2.02(g)(ii) (any such agreement, an “Incremental Term Facility Agreement”);
(E)before and after giving effect to the establishment of such Incremental Term Facility, the representations and warranties contained in this Agreement and the other Loan Documents, or any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of incurrence of such Incremental Term Facility by reference

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to the facts and circumstances existing as of the date of incurrence of such Incremental Term Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(ii)(E), the representations and warranties contained in Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b);
(F)the Administrative Agent shall have received (1) a certificate from a Responsible Officer of the Borrower certifying that (x) the conditions set forth in Sections 2.02(g)(ii)(B) and (g)(ii)(E) have been satisfied, (y) the condition set forth in Section 2.02(g)(ii)(G)(1) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), and (z) to the extent applicable, the condition set forth in Section 2.02(g)(ii)(G)(2) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), (2) a certificate from a Responsible Officer of each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the incurrence of such Incremental Term Facility, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of incurrence of such Incremental Term Facility and addressed to the Administrative Agent and each Lender (including any Person that is to become a Lender in connection with such Incremental Term Facility), in form and substance satisfactory to the Administrative Agent;
(G)(1) upon giving Pro Forma Effect to the incurrence of any such Incremental Term Facility, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (2) to the extent such Incremental Term Facility is being incurred in reliance on the Leverage-Based Prong, after giving effect to such Incremental Term Facility, such Incremental Term Facility is permitted pursuant to the Leverage-Based Prong;
(H)the Incremental Term Facility Maturity Date for such Incremental Term Facility shall be as set forth in the Incremental Term Facility Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than the then-Latest Maturity Date;
(I)the Weighted Average Life to Maturity of the Incremental Term Loans advanced under such Incremental Term Facility shall be no shorter than the then-remaining Weighted Average Life to Maturity of the Term A Loans or any other then-existing Incremental Term Loans under any other then-existing Incremental Term Facility;
(J)subject to Sections 2.02(g)(ii)(H) and (g)(ii)(I), the interest rate margins and amortization schedule applicable to the Incremental Term Loans advanced under such Incremental Term Facility shall be as determined by the Borrower and the Incremental Term Lenders for such Incremental Term Facility; and
(K)any such Incremental Term Facility shall (1) rank pari passu in right of payment with the Obligations and in respect of the Collateral, and (2) except as permitted by Sections 2.02(g)(ii)(H), (g)(ii)(I), and (g)(ii)(J), be on the same terms and pursuant to the same documentation applicable to the Term A Facility; provided, that, to the extent any of the terms of the Incremental

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Term Loans under such Incremental Term Facility are not substantially consistent with the terms of the Term A Facility, as applicable, such terms shall be reasonably satisfactory to the Administrative Agent (it being understood and agreed that the following shall be deemed to be satisfactory to the Administrative Agent: (x) covenants or other provisions applicable only to periods after the then-Latest Maturity Date; (y) to the extent required by any Incremental Term Lender for such Incremental Term Facility and agreed to by the Borrower, covenants or other provisions that are not set forth in Loan Documents at the time of incurrence of such Incremental Term Facility, so long as the Loan Documents are amended to include such covenants or other provisions for the benefit of the Administrative Agent and the Lenders at the time of the incurrence of such Incremental Term Facility; and (z) to the extent required by any Incremental Term Lender for such Incremental Term Facility and agreed to by the Borrower, customary call protection and mandatory prepayments, in each case, which may be applicable solely with respect to such Incremental Term Facility; provided, that, with respect to any mandatory prepayment required in connection with the establishment of such Incremental Term Facility, such mandatory prepayment shall apply ratably to the Term A Loans and any other then-existing Incremental Term Loans under any then-existing Incremental Term Facility).
This Agreement and the other Loan Documents shall be amended to give effect to any Incremental Facility pursuant to documentation executed by lenders providing such Incremental Facility, the Administrative Agent and the Loan Parties, without the consent of any other Person (including any existing Lender), including amendments (I) to reflect the existence and terms of such Incremental Facility, (II) to make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Incremental Facility, including adding provisions to permit such Incremental Facility to share in the benefits of this Agreement and the other Loan Documents (including to permit any such Incremental Term Facility to share in any mandatory prepayment provided herein) and to include the lenders for such Incremental Facility in the definition of “Required Lenders” and the definition of “Required Revolving Lenders,” as applicable, (III) notwithstanding any other provisions of this Agreement or any other Loan Documents to the contrary, if applicable, to permit the loans under such Incremental Facility to be “fungible” (including for purposes of the Code) with any other then-existing Loans under this Agreement, and (IV) to effect such other amendments to the this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of any such Incremental Facility.
1.03Letters of Credit.
(a)The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that the L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Facility.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.
(i)To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for

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doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a Letter of Credit Application and a reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, any reimbursement agreement, any other Issuer Document or any other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon by the Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, the L/C Issuer shall not (A) permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension, or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.
(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed the L/C Issuer’s L/C Commitment, (B) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (C) the Revolving Exposure of any Revolving

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Lender shall not exceed such Revolving Lender’s Revolving Commitment, and (D) the Total Revolving Credit Exposure shall not exceed the Revolving Facility.
(ii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $20,000, in the case of a commercial Letter of Credit or $100,000, in the case of a standby Letter of Credit;
(D)such Letter of Credit is to be denominated in a currency other than Dollars;
(E)any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then current expiration date of such Letter of Credit) and (ii) the Letter of Credit Expiration Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any

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further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Facility. Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is amended pursuant to the provisions of this Agreement.
(ii)In consideration and in furtherance of the foregoing, upon receipt of any Non-Reimbursement Notice, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Revolving Lender’s Applicable Revolving Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in such Non-Reimbursement Notice, until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Facility Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever and shall otherwise be made in the same manner as provided in Section 2.02 with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03(e)(ii)). The Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this Section 2.03(e) to reimburse the L/C Issuer, then to such Revolving Lenders and the L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.03(e) to reimburse the L/C Issuer for any L/C Disbursement (other than, for the avoidance of doubt, any Revolving Loan made by a Revolving Lender pursuant to the first proviso set forth in Section 2.03(f)) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of Section 2.03(e)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.
(iv)Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Commitment is

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amended as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.
(f)Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided, that, the Borrower may, subject to the conditions to borrowing set forth herein (other than the minimums and multiples required for Base Rate Loans pursuant to Section 2.02), request in accordance with Section 2.02 that such payment be financed with a Revolving Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing of Base Rate Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Lender’s Applicable Revolving Percentage thereof (each such notice, a “Non-Reimbursement Notice”). Promptly upon receipt of any Non-Reimbursement Notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the Revolving Facility. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if promptly confirmed in writing; provided, that, the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

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(vii)payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(h)Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)Liability. None of the Administrative Agent, any Lender, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided, that, the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

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Without limiting the foregoing, none of the Administrative Agent, any Lender, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer declining to take-up documents and make payment, (C) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (E) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.
(j)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(k)Benefits. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(l)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate times the maximum stated amount of such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (B) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, equal to the rate per annum equal to the percentage separately agreed upon between the Borrower and the L/C Issuer times the maximum stated amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each

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standby Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth (10th) Business Day after the end of each March, June, September and December in the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Facility Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(n)Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Revolving Lenders with respect to any such L/C Disbursement.
(o)Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided, that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.03(f) to reimburse the L/C Issuer shall be for account of such Revolving Lender to the extent of such payment.
(p)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuers, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(q)Cash Collateralization.
(i)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this Section 2.03(q), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount; provided, that, the obligation to deposit such

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Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.01(h) or Section 8.01(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount as collateral for such L/C Obligations.
(ii)The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any Cash Collateral deposited pursuant to this Section 2.03(q). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the accounts into which such Cash Collateral is deposited. Cash Collateral deposited pursuant to this Section 2.03(q) shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(r)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the business of such Subsidiary.
1.04Swingline Loans.
(a)The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall, subject to the terms of any Autoborrow Agreement, make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan shall be made, subject to the terms and conditions set forth herein and in any Autoborrow Agreement, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, that, (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, (B) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (C) the aggregate amount of all Swingline Loans outstanding shall not exceed the Swingline Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swingline Loans under this Section 2.04, prepay Swingline Loans under Section 2.05, and reborrow Swingline Loans under this Section 2.04. Immediately upon the making of a Swingline Loan, each

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Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.
(b)Borrowing Procedures. Other than a Swingline Borrowing made pursuant to an Autoborrow Agreement, each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Swingline Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the second sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.
In order to facilitate the borrowing of Swingline Loans, the Borrower and the Swingline Lender may mutually agree to, and are hereby authorized to, enter into an autoborrow agreement, in form and substance satisfactory to the Administrative Agent and the Swingline Lender (each such agreement, an “Autoborrow Agreement”), which agreement shall provide for the automatic advance by the Swingline Lender of Swingline Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for Swingline Borrowings set forth in the immediately preceding paragraph shall not apply, and all Swingline Borrowings shall be made in accordance with such Autoborrow Agreement; provided, that, any automatic advance made by Bank of America in reliance of an Autoborrow Agreement shall be deemed a Swingline Loan as of the time such automatic advance is made notwithstanding any provision in such Autoborrow Agreement to the contrary. For purposes of determining the Total Revolving Outstandings at any time during which an Autoborrow Agreement is in effect (other than for purposes of calculating the Commitment Fee), the Outstanding Amount of all Swingline Loans shall be deemed to be the amount of the Swingline Sublimit. For purposes of any Swingline Borrowing pursuant to an Autoborrow Agreement, all references to Bank of America in such Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as the Swingline Lender hereunder.
(c)Refinancing of Swingline Loans.
(i)The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth

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in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

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(ii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause (ii) shall survive the Facility Termination Date and the termination of this Agreement.
(e)Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.
(f)Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
1.05Prepayments.
(a)Optional.
(i)The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and/or Revolving Loans in whole or in part without premium or penalty (subject to Section 3.05); provided, that, unless otherwise agreed by the Administrative Agent: (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Borrower (or, if no such direction is provided by the Borrower, such prepayment shall be applied to all then-existing Term Loans on a pro rata basis, and, with respect to each then-existing Term Facility, to the principal repayment installments thereof in inverse order of maturity). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)At any time an Autoborrow Agreement is not in effect, the Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or

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from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)Qualifying Asset Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in Section 2.05(b)(iv) in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower or any Subsidiary from any Qualifying Asset Disposition within three (3) Business Days of the date of such Qualifying Asset Disposition; provided, that: (A) the Borrower shall not be required to prepay the Loans and/or Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) until (1) the Net Proceeds received by the Borrower and its Subsidiaries in connection with all Qualifying Asset Dispositions in any Fiscal Year, plus (2) the Net Proceeds received by the Borrower and its Subsidiaries in connection with the Specified Asset Disposition in such Fiscal Year, is equal to or exceeds $5,000,000; and (B) such Net Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Qualifying Asset Disposition), the Borrower or such Subsidiary reinvests all or any portion of such Net Proceeds in Eligible Assets (other than current assets as classified in accordance with GAAP) within three hundred sixty (360) days of the date of such Qualifying Asset Disposition (or to the extent the Borrower or such Subsidiary commits within such three hundred sixty (360)-day period to make such reinvestment, within ninety (90) days after such three hundred sixty (360)-day period); provided, further, that, if such Net Proceeds shall have not been so reinvested by the end of such period(s), such Net Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in Section 2.05(b)(iv). For purposes of the reinvestment right provided pursuant to clause (B) above, it is understood and agreed that the use of such Net Proceeds as consideration for a Permitted Acquisition shall constitute a reinvestment of such Net Proceeds in Eligible Assets.
(ii)Debt Issuance. Promptly upon the receipt by the Borrower or any Subsidiary of the Net Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in Section 2.05(b)(iv) an aggregate amount equal to one hundred percent (100%) of such Net Proceeds.
(iii)Specified Asset Disposition. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in Section 2.05(b)(iv) in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower or any Subsidiary from the Specified Asset Disposition within three (3) Business Days of the date of the Specified Asset Disposition; provided, that, so long as the amount of “EBITDA” attributable to the assets disposed in connection with the Specified Asset Disposition is less than an amount equal to ten percent (10%) of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), such Net Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of the Specified Asset Disposition), the Borrower or such Subsidiary reinvests all or any portion of such Net Proceeds in Eligible Assets (other than current assets as classified in accordance with GAAP) within three hundred sixty (360) days of the date of the Specified Asset Disposition (or to the extent the Borrower or such Subsidiary commits within such three hundred sixty (360)-day period to make such reinvestment, within

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ninety (90) days after such three hundred sixty (360)-day period); provided, further, that, if such Net Proceeds shall have not been so reinvested by the end of such period(s), such Net Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in Section 2.05(b)(iv).
(iv)Application of Payments. Each prepayment required pursuant to Section 2.05(b)(i), Section 2.05(b)(ii) or Section 2.05(b)(iii) shall be applied, first, to the principal repayment installments of the Term A Loans on a pro rata basis, second, to the outstanding Swingline Loans, third, to the outstanding Revolving Loans (without a corresponding permanent reduction of the Revolving Facility), and fourth, to Cash Collateralize the remaining L/C Obligations. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.
(v)Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and Unreimbursed Amounts (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings at such time exceed the Revolving Facility at such time.
Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
1.06Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided, that, unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.
(b)Mandatory.
(i)The aggregate Term A Commitments shall be automatically and permanently reduced to zero upon the Term A Borrowing to occur on the Second Amendment Effective Date. The Revolving Facility shall automatically terminate on the Revolving Facility Maturity Date.
(ii)If after giving effect to any reduction or termination of Revolving Facility under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit at such time exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

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(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit or the Revolving Facility under this Section 2.06. Upon any reduction of the Revolving Facility, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.
1.07Repayment of Loans.
(a)Term A Loans. The Borrower shall repay to the Term A Lenders the outstanding principal amount of the Term A Loans in installments on the last Business Day of each March, June, September and December (commencing on the last Business Day of September 2022) and on the Term A Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Principal Amount of Term A Loans Advanced on the Second Amendment Effective Date)
September, 2022	1.250%
December, 2022	1.250%
March, 2023	1.250%
June, 2023	1.250%
September, 2023	1.875%
December, 2023	1.875%
March, 2024	1.875%
June, 2024	1.875%
September, 2024	2.500%
December, 2024	2.500%
March, 2025	2.500%
June, 2025	2.500%
September, 2025	3.125%
December, 2025	3.125%
March, 2026	3.125%
June, 2026	3.125%
September, 2026	3.750%
December, 2026	3.750%
March, 2027	3.750%
Term A Facility Maturity Date	Outstanding Principal Balance of Term A Loans
provided, that, the final principal repayment installment of the Term A Loans shall be repaid on the Term A Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.
(b)Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

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(c)Swingline Loans. At any time an Autoborrow Agreement is in effect, the Swingline Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time an Autoborrow Agreement is not in effect, the Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made, and (ii) the Revolving Facility Maturity Date.
1.08Interest and Default Rate.
(a)Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; provided, that, if an Autoborrow Agreement is in effect, the Swingline Lender may, at its discretion, provide for an alternate rate of interest on Swingline Loans under such Autoborrow Agreement with respect to any Swingline Loans for which the Swingline Lender has not requested that the Revolving Lenders fund Revolving Loans to refinance, or to purchase and fund risk participations in, such Swingline Loans pursuant to Section 2.04(c). To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)Default Rate.
(i)    (A) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default pursuant to Section 8.01(h) or Section 8.01(i) exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Upon the request of the Required Lenders, while any Event of Default exists, all outstanding Obligations (including Letter of Credit Fees) shall accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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1.09Fees.
In addition to certain fees described in Sections 2.03(l) and (m):
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Second Amendment Effective Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Borrower shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
1.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate, and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing and fees for such period, the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, within ten (10) days of any demand made by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 2.10(b) shall not limit the rights of the Administrative Agent, any Lender or

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the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this Section 2.10(b) shall survive the termination of the Facility Termination Date.
1.11Evidence of Debt.
(a)Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in the form of Exhibit I (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
1.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent

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forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall, as promptly as possible, return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

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(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.03(l), Section 2.03(m) and Section 2.09 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.
1.13Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that: (1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

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1.14Cash Collateral.
(a)Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within two (2) Business Days following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other Property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
1.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be

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restricted as set forth in (A) the definitions of “Required Lenders” and “Required Revolving Lenders,” and (B) Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Fees. No Defaulting Lender shall be entitled to receive any portion of the Commitment Fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any portion of the Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving

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Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
1.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnifications.
(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii).
(ii)Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the

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amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(d)(ii).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS

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Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

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(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this Section 3.01(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
1.02Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to perform such obligations, to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR

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component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
1.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(c) and the circumstances under clause (i) of Section 3.03(c) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to this clause (a)(i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(a)(ii), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Periods.
(b)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under Section 3.03(a)(i), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the establishment of an alternative interest rate pursuant to this Section 3.03(b).
(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the

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Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR, plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 3.03(c)(i) or Section 3.03(c)(ii) have occurred with respect to the Successor Rate then in effect, then, in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.03(c) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate.” Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

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For purposes of this Section 3.03(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
1.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)[Reserved].

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(e)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
1.05Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
1.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

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1.07Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.
ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
1.01Conditions of Initial Credit Extension.
The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:
(a)Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received counterparts of this Agreement and each other Loan Document to be executed and delivered on the Closing Date, in each case each executed (i) a Responsible Officer of the signing Loan Party, and (ii) in the case of this Agreement, by each Lender, the L/C Issuer, and the Swingline Lender.
(b)Organic Documents, Resolutions, Etc. The Administrative Agent shall have received the following: (i) copies of the Organic Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.
(c)Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent, the L/C Issuer and the Lenders, in form and substance acceptable to the Administrative Agent.
(d)[Reserved].
(e)No Material Adverse Effect. Since December 31, 2020, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(f)Personal Property Collateral; Insurance. The Administrative Agent shall have received:
(i)(A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches;
(ii)searches of ownership of registered and pending Intellectual Property in the United States Copyright Office and the United States Patent and Trademark Office and duly executed notices of grant of security interest in the form required by the

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Collateral Documents as are necessary to perfect the Administrative Agent’s security interest in such Intellectual Property;
(iii)completed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Administrative Agent’s security interest in the Collateral;
(iv)to the extent required to be delivered pursuant to the terms of the Collateral Documents, stock, equity, share or membership certificates and endorsements of, or recordings of, or notations on, such certificates evidencing Equity Interests pledged pursuant to the terms of the Collateral Documents, together with, where applicable, undated stock or transfer powers duly executed in blank;
(v)to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary to perfect the Administrative Agent’s security interest in the Collateral; and
(vi)copies of insurance certificates and endorsements of insurance evidencing insurance meeting the requirements set forth herein and in the Collateral Documents; provided, that, to the extent that any such endorsements of insurance cannot be delivered on the Closing Date after the Borrower’s use of commercially reasonable efforts to cause the same to be delivered on the Closing Date, receipt of such endorsements shall not be a condition precedent to effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder but instead shall be required within thirty (30) days of the Closing Date (or such longer period of time as is agreed by the Administrative Agent in its sole discretion).
(g)Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower certifying as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries on a Consolidated basis after giving effect to the transactions contemplated herein and by the other Loan Documents to occur on the Closing Date.
(h)Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that (i) the conditions specified in Sections 4.01(e), (i), (j) and (k) have been satisfied, and (ii) after giving pro forma effect to the transactions contemplated hereby to occur on the Closing Date, (A) the Consolidated Total Leverage Ratio for the Measurement Period ended March 31, 2021 is less than 4.00 to 1.0, and (B) the Consolidated Fixed Charge Coverage Ratio for the Measurement Period ended March 31, 2021 is greater than 1.20 to 1.0 (which certification shall include reasonably detailed calculations to demonstrate such compliance).
(i)Consents. All board of director (or equivalent), governmental, shareholder and material third party consents and approvals necessary in connection with the Loan Documents shall have been obtained and shall be in full force and effect.
(j)No Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to be adversely determined which, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.
(k)Accuracy of Representations and Warranties; No Default. After giving effect to the transactions contemplated hereby to occur on the Closing Date, (i) no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or in any document delivered under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by

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materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(l)Existing Debt. All of the existing Debt of the Borrower and its Subsidiaries (including Debt arising in connection with the Existing Credit Agreements, but other than Debt permitted to exist pursuant to Section 7.01) shall be repaid in full, all commitments in connection therewith shall be terminated, and all guarantees, liens and security interests related thereto shall be terminated.
(m)Due Diligence; PATRIOT Act; Beneficial Ownership. The Administrative Agent and each Lender shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent or such Lender, including U.S. Department of Treasury, Office of Foreign Assets Control, Foreign Corrupt Practices Act and “know your customer” due diligence. The Loan Parties shall have provided to the Administrative Agent and each Lender the documentation and other information requested by the Administrative Agent or such Lender in order to comply with applicable law, including the PATRIOT Act. If any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(n)Fees. The Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date to the Administrative Agent, the Lenders, or BofA Securities.
(o)Expenses. The Loan Parties shall have paid all expenses of the Administrative Agent required to be reimbursed by the Loan Parties, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements of such counsel as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts among the Loan Parties and the Administrative Agent).
Without limiting the generality of the provisions of Section 9.03(c)(vi), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
1.02Conditions to all Credit Extensions.
The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension by reference to the facts and circumstances existing as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension by reference to the facts and circumstances existing as of the date of such Credit Extension, except to the extent that such

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representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b).
(b)Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender (if no Autoborrow Agreement is then in effect), shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) submitted by the Borrower and each Swingline Borrowing pursuant to an Autoborrow Agreement shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:
1.01Organization and Qualification; Affected Financial Institution Status.
The Borrower and each Subsidiary is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization. The Borrower and each Subsidiary is duly qualified, authorized to do business and in good standing (if applicable) as a foreign corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Loan Party is an Affected Financial Institution.
1.02Power and Authority.
Each Loan Party is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Loan Party, other than those already obtained, (b) contravene the Organic Documents of any Loan Party, (c) violate or cause a default under any applicable Law, Material Contract or Restrictive Agreement, except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect, or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of the Borrower or any Subsidiary.
1.03Enforceability.
Each Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and (b) with respect to enforceability against Foreign Subsidiaries or under foreign laws, the effect of foreign laws, rules and regulation as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and Intercompany Debt owed by Foreign Subsidiaries and account balances held by Loan Parties outside of the United States.

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1.04Capital Structure.
Schedule 5.04 shows, as of the Closing Date, for the Borrower and each Subsidiary, (a) its name, (b) its jurisdiction of organization, (c) its authorized and issued Equity Interests, (d) except in the case of the Borrower, the holders of its Equity Interests, and (e) to the extent the Borrower or another Loan Party is a party thereto, all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 5.04, in the five (5) years preceding the Closing Date, neither the Borrower nor any Subsidiary has acquired any substantial assets outside the Ordinary Course of Business from any other Person, nor has it been the surviving entity in a merger or combination. Each Loan Party has good title to its Equity Interests in its Subsidiaries, subject only to the Administrative Agent’s Lien and other Permitted Liens, and all such Equity Interests are duly issued, and, in the case of any Subsidiary that is a United States corporation, fully paid and non-assessable to the extent applicable. Except as set forth on Schedule 5.04, as of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiary.
1.05Title to Properties; Priority of Liens.
The Borrower and each Subsidiary has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good and marketable title to all of its material personal Property, including all such Property reflected in any financial statements delivered to the Administrative Agent, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. To the extent required by the Loan Documents, all Liens of the Administrative Agent in the Collateral are duly perfected, valid and enforceable first priority Liens, subject only to Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes (provided, that, for registered United States copyrights, the security interest will be perfected upon filing, to the extent perfection of a security interest can be accomplished by such a filing with the United States Copyright Office), and such perfected security interest is to such extent enforceable as such against any and all creditors of and purchasers from the Borrower and its Subsidiaries in the United States.
1.06Financial Statements; No Material Adverse Effect; Solvency.
The Consolidated balance sheets, and related statements of operations, income, cash flow and stockholders’ equity, of the Borrower and its Subsidiaries that have been and are hereafter delivered to the Administrative Agent, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of the Borrower and its Subsidiaries at the dates and for the periods indicated therein, subject to, in the case of quarterly balance sheets and related statements, the absence of footnotes and year end audit adjustments. All projections delivered by the Loan Parties to the Administrative Agent have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being acknowledged, and agreed that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2021, there has been no change in the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries, taken as a whole, are Solvent.
1.07Surety Obligations.
Neither the Borrower nor any Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
1.08Taxes.
The Borrower and each Subsidiary has filed all federal, state, national, regional, provincial and material local tax returns and other material reports and all other tax returns and reports and all state and

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foreign income reports and declarations required by any jurisdiction to which any of them is subject that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of the Borrower and each Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
1.09Intellectual Property.
The Borrower and each Subsidiary owns or otherwise has the lawful right to use all Intellectual Property used in the conduct of its business, except to the extent that any failure to own or have such rights to use any Intellectual Property would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to the Borrower or any Subsidiary or any of their respective Property that could reasonably be expected to have a Material Adverse Effect. All Intellectual Property registered or applied for with the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, that is owned by any Loan Party as of the Closing Date is shown on Schedule 5.09.
1.10Governmental Approvals.
The Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except to the extent the failure to have such Governmental Approval, to be in compliance therewith or otherwise to be in good standing in respect thereof would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Borrower and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to possess any such effective license, permit or certificate, or any noncompliance therewith, could not reasonably be expected to have a Material Adverse Effect.
1.11Compliance with Laws.
The Borrower and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all applicable Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to the Borrower or any Subsidiary under any applicable Law which could reasonably be expected to have a Material Adverse Effect. No inventory has been produced in violation of the FLSA.
1.12Compliance with Environmental Laws.
Except as disclosed on Schedule 5.12, as of the Closing Date, neither the Borrower’s nor any Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action of a material nature is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither the Borrower nor any Subsidiary has received any Environmental Notice which would reasonably be expected to result in a material liability to the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it where such liability could reasonably be expected to result in a Material Adverse Effect.
1.13Burdensome Contracts.
Neither the Borrower nor any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 7.14 as of the Closing Date, or as otherwise permitted pursuant to Section 7.14. No such

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Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Loan Party.
1.14Litigation.
There are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened against the Borrower or any Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby, or (b) could reasonably be expected to be adversely determined which, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.
1.15No Defaults.
No event or circumstance has occurred or exists that constitutes a Default. Neither the Borrower nor any Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract or any Restrictive Agreement that, in the case of any Restrictive Agreement, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there is no basis upon which any party (other than the Borrower or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
1.16ERISA.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or prototype opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower or any Subsidiary, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. The Borrower and each Subsidiary and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the knowledge of the Borrower or any Subsidiary, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any Subsidiary nor ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(c)Except as disclosed on Schedule 5.16 or as could not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any

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accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
1.17Sanctions Concerns and Anti-Corruption Laws.
(a)Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(b)Anti-Corruption Laws. The Loan Parties, their respective Subsidiaries, and their respective directors, officers and employees and, to the knowledge of the Loan Parties, the agents of the Loan Parties and their respective Subsidiaries, have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
1.18Not a Regulated Entity.
Neither the Borrower nor any Subsidiary is: (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable Law regarding its authority to incur Debt.
1.19Trade Relations.
There exists no actual or threatened termination, limitation or modification of any business relationship between the Borrower or any Subsidiary and any customer or supplier, or any group of customers or suppliers, that could reasonably be expected to result in a Material Adverse Effect.
1.20Labor Relations.
Except as described on Schedule 5.20, as of the Closing Date neither the Borrower nor any Subsidiary is party to or bound by any collective bargaining agreement, or material management agreement or consulting agreement. Except as described on Schedule 5.20, as of the Closing Date there are no material grievances, disputes or controversies with any union or other organization of the Borrower’s or any Subsidiary’s employees, or, to any Loan Party’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
1.21Margin Stock.
Neither the Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Credit Extension, nor the proceeds of any Credit Extension, will be used by the Borrower or any Subsidiary to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the FRB.

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1.22Insurance.
The Properties and businesses of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or the applicable Subsidiary operate. All such insurance policies are in full force and effect, all premiums have been duly paid and neither the Borrower nor any of its Subsidiaries has received a written notice of violation or cancelation thereof.
1.23Use of Proceeds.
The proceeds of the Credit Extensions shall be used only in accordance with Section 6.09.
1.24Complete Disclosure.
Neither any Loan Document nor any financial statements delivered to the Administrative Agent (other than (a) projections, budgets, estimates and other forward looking statements, and (b) information of a general economic or general industry nature), contained, when delivered to the Administrative Agent and taken as a whole, any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of all of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto). There is no fact or circumstance that any Loan Party has failed to disclose to Administrative Agent in writing that could reasonably be expected to have a Material Adverse Effect. As of the Second Amendment Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification (if any) provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
1.25Covered Entities.
No Loan Party is a Covered Entity.
ARTICLE VI

AFFIRMATIVE COVENANTS
Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date:
1.01Financial and Other Information.
Each Loan Party shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP in all material respects reflecting all financial transactions; and the Borrower shall furnish to the Administrative Agent (for further distribution to each Lender):
(a)as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, operations, cash flow and stockholders’ equity for such Fiscal Year, on a Consolidated basis for the Borrower and its Subsidiaries, which Consolidated statements shall be audited and certified (without any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit), by any independent certified public accountants of nationally recognized standing selected by the Borrower, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;
(b)as soon as available, and in any event within forty-five (45) days after the end of the first three (3) Fiscal Quarters of each Fiscal Year, unaudited balance sheets as of the end of

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such Fiscal Quarter and the related statements of income, operations and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a Consolidated basis for the Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Responsible Officer of the Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;
(c)concurrently with the delivery of financial statements under Sections 6.01(a) and (b) above, or more frequently if requested by the Administrative Agent while an Event of Default exists, (i) a Compliance Certificate executed by a Responsible Officer of the Borrower, and (ii) a report of accounts receivable sold in reliance on clause (x) of the definition of “Permitted Asset Disposition” and the proceeds received by the Borrower and its Subsidiaries in connection therewith, in each case, on a monthly basis for the period then ended;
(d)concurrently with the delivery of financial statements under Section 6.01(a), copies of all management letters (if any) and other material reports submitted to the Borrower or any Subsidiary by its accountants in connection with such financial statements;
(e)[reserved];
(f)not later than thirty (30) days after the end of each Fiscal Year, projections of the Borrower’s consolidated balance sheets, results of operations, and cash flow, quarter by quarter for the then-current Fiscal Year;
(g)promptly upon availability, copies of the Borrower’s five (5) year strategic plan and any updates thereto;
(h)promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that the Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that the Borrower or any Subsidiary files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by the Borrower or any Subsidiary to the public concerning material changes to or developments in the business of the Borrower or any Subsidiary;
(i)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with any Pension Plan, and promptly following the Administrative Agent’s request, after the sending or filing thereof, copies of any annual report to be filed in connection with each other Plan or Foreign Plan;
(j)[reserved];
(k)promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(l)such other reports and information (financial or otherwise, including consolidating balance sheets, related statements of income, operations, cash flow and stockholders’ equity, but excluding any information which constitutes attorney work product or is subject to the attorney-client privilege or other confidentiality arrangements with third parties) promptly following the Administrative Agent’s written request therefor from time to time in connection with any Collateral or the Borrower’s or any Subsidiary’s financial condition or business.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if

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so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, each Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent and any Affiliate thereof and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
1.02Inspections; Appraisals.
(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent, subject (except when an Event of Default exists) to reasonable prior notice and normal business hours, to visit and inspect the Properties of the Borrower or any Subsidiary, inspect and make extracts from the Borrower’s or any Subsidiary’s books and records (other than information which is subject to attorney-client privilege or would result in a breach of a confidentiality obligation of the Loan Parties to any other Person), and discuss with its officers, employees, agents, advisors and independent accountants the Borrower’s or such Subsidiary’s business, financial condition, assets, prospects and results of operations, it being understood and agreed that any Lender may participate in any such visit or inspection, at its own expense; provided, that, unless an Event of Default has occurred and is continuing, any such rights exercised pursuant to this Section 6.02(a) shall be limited to once per Fiscal Year; provided, further, that, in connection with the exercise of any such rights pursuant to this Section 6.02(a), (i) the Borrower and its Subsidiaries shall be given the opportunity to be present at any communications with their accountants, and (ii) the Administrative Agent may, but shall not be obligated to, share with the Borrower copies of any such inspection, appraisals and reports.
(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, reimburse the Administrative Agent for all reasonable charges, costs and expenses of the Administrative Agent in connection with examinations of the Borrower’s or any Subsidiary’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate, limited to once per Fiscal Year except following the occurrence and during the continuance of any Event of Default.

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1.03Notices.
Each Loan Party shall, and shall cause each of its Subsidiaries to, notify the Administrative Agent (for further distribution to the Lenders) in writing, promptly after any Loan Party’s obtaining knowledge thereof, of any of the following: (a) any proceeding or investigation threatened in writing or commenced, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; (b) any labor dispute, strike or walkout, in each case, pending or threatened in writing, or the expiration of any material labor contract that could reasonably be expected to have a Material Adverse Effect; (c) any default under or termination of a Material Contract or any contract that relates to Debt of the Borrower or any Subsidiary (other than Intercompany Debt) in any aggregate amount of $5,000,000 or more; (d) the existence of any Default; (e) any judgment in an amount exceeding $2,500,000; (f) the assertion of any Intellectual Property Claim that could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by the Borrower or any Subsidiary or on any Property owned, leased or occupied by the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect or materially impact the value of any Property of the Borrower or any Subsidiary; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate; (j) the discharge of or any withdrawal or resignation by the Borrower’s independent accountants; or (k) any change in the information provided in any Beneficial Ownership Certification (if any) delivered pursuant to the terms of this Agreement that would result in a change to the list of beneficial owners identified in such certification.
1.04Compliance with Laws.
Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws (in all material respects), and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws, which shall not be subject to the “Material Adverse Effect” qualification in this sentence) or maintain could not reasonably be expected to have a Material Adverse Effect; provided, that, without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of the Borrower or any Subsidiary, it shall act promptly and diligently to investigate and report to the Administrative Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority, if, as required by Environmental Law or necessary to preserve the value as a whole of such Properties.
1.05Taxes.
Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes on or prior to the date which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
1.06Insurance.
In addition to the insurance required by the Collateral Documents with respect to Collateral, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies with respect to the Properties and business of the Borrower and its Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customarily carried under similar circumstances by Persons engaged in the same or a similar business by the Borrower and its Subsidiaries.
1.07Licenses.
Each Loan Party shall, and shall cause each of its Subsidiaries to, keep each License materially affecting any Intellectual Property (including the manufacture, distribution or disposition of any

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Collateral) in full force and effect except (a) to the extent not otherwise required herein, (b) in connection with any Permitted Asset Disposition or (c) to the extent any failure to so maintain such License would not reasonably be expected to result in a Material Adverse Effect.
1.08Future Subsidiaries and Property.
(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, notify the Administrative Agent within five (5) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) of (i) any Person becoming a Subsidiary (including by incorporation or other formation), and, within thirty (30) days of such notice being delivered to the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion), cause such Subsidiary (other than an Excluded Subsidiary) to guaranty the Secured Obligations and to execute and deliver a Joinder Agreement and such other documents (including with respect to any and all applicable “know your customer” requirements (including pursuant to the Beneficial Ownership Regulation), which information shall be delivered to the Administrative Agent and the Lenders prior to such Subsidiary becoming a Loan Party), instruments and agreements and to take such other actions as Administrative Agent shall require to evidence and perfect a Lien in favor of Administrative Agent (for the benefit of Secured Parties) on all assets (other than Excluded Property) of such Person, including delivery of legal opinions in form and substance reasonably satisfactory to the Administrative Agent to the extent the Administrative Agent (in its sole discretion) shall deem appropriate, and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary (but remaining a Subsidiary), and, no later than thirty (30) days after the delivery of the financial statements pursuant to Section 6.01(a) or (b) reflecting such occurrence, cause such Subsidiary to guaranty the Secured Obligations and to execute a Joinder Agreement and deliver such other documents (including with respect to any and all applicable “know your customer” requirements (including pursuant to the Beneficial Ownership Regulation), which information shall be delivered to the Administrative Agent and the Lenders prior to such Subsidiary becoming a Loan Party), instruments and agreements and to take such other actions as Administrative Agent shall require to evidence and perfect a Lien in favor of Administrative Agent (for the benefit of Secured Parties) on all assets (other than Excluded Property) of such Person, including delivery of legal opinions in form and substance reasonably satisfactory to the Administrative Agent, to the extent the Administrative Agent (in its sole discretion) shall deem appropriate.
(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, cause all Property (other than Excluded Property) of any Loan Party to be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties and, in connection therewith, at the Borrower’s expense, to execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving Liens over, such Property, in each case, subject to the terms and conditions otherwise set forth in the Loan Documents with respect to any class of Collateral.
1.09Use of Proceeds.
Each Loan Party shall, and shall cause each of its Subsidiaries to, use the proceeds of the Credit Extensions to refinance certain existing Debt, to finance working capital, and for other general corporate purposes; provided, that, in no event shall the proceeds of any Credit Extension be used in contravention of any Law or of any Loan Document.
1.10Anti-Corruption Laws; Sanctions.
Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in compliance in all material respects with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions.

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1.11Maintenance of Properties.
Each Loan Party shall, and shall cause each of its Subsidiaries to: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
1.12Further Assurances.
Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.
1.13Intellectual Property.
(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, process all documents reasonably required to maintain all registrations and applications for registration of all of the Intellectual Property of the Borrower and its Subsidiaries, including but not limited to (i) the prompt filing of affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of the material registered Trademarks of the Borrower and its Subsidiaries, (ii) the timely payment of all fees and disbursements in connection therewith as well as any post-issuance fees due in connection with Patents, and (iii) refraining from the abandonment of any filing of affidavit of use or any application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Administrative Agent (other than with respect to registrations and applications deemed by the Borrower or such Subsidiary in its reasonable business judgment to be no longer prudent to pursue).
(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, diligently prosecute all applications for registrations of Intellectual Property listed on Schedule 5.09 (as updated from time to time (or, with respect to any Person becoming a Guarantor after the Closing Date, listed on Schedule 2 to the Joinder Agreement executed by such Person (as updated from time to time))), in each case for such Loan Party, and not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Administrative Agent (other than applications that are deemed by such Loan Party in its reasonable business judgment to be no longer prudent to pursue).
1.14Preservation of Existence, Etc.
(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.05 or 7.07.
(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or

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desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VII

NEGATIVE COVENANTS
Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to:
1.01Debt.
Create, incur, guarantee or suffer to exist any Debt, except:
(a)the Obligations;
(b)Permitted Purchase Money Debt;
(c)Debt existing as of the Second Amendment Effective Date and identified on Schedule 7.01;
(d)all obligations arising in connection with Secured Cash Management Agreements entered into in the Ordinary Course of Business;
(e)Permitted Contingent Obligations;
(f)Refinancing Debt as long as each Refinancing Condition is satisfied;
(g)Debt under any Hedging Agreement to the extent such Hedging Agreement is permitted by Section 7.15;
(h)intercompany Debt to the extent permitted by Section 7.04 (other than by reference to this Section 7.01 (or any subclause hereof)) (“Intercompany Debt”);
(i)Debt in respect of workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety appeal or similar bonds and completion guarantees provided by the Borrower or any Subsidiary in the Ordinary Course of Business;
(j)Debt in respect of taxes (including deferred taxes), assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 6.05;
(k)Debt consisting of incentive, non-compete, consulting, deferred compensation, or other similar arrangements entered in the Ordinary Course of Business;
(l)Debt in respect of netting services and overdraft protections or other cash management services in connection with deposit accounts and securities accounts, in each case in the Ordinary Course of Business;
(m)Debt incurred by Subsidiaries that are not Loan Parties; provided, that, (i) the aggregate principal amount of all such Debt shall not exceed, at any time outstanding, the greater of (A) $15,000,000, and (B) four percent (4%) of Total Assets (prior to giving effect to any Acquisition or Investment made or intended to be made using the proceeds of such Debt), and (ii) no Default exists as of the date of incurrence of such Debt or would result from the incurrence of such Debt;

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(n)Debt incurred by CVG Vehicle Components (Shanghai) Co., Ltd. in an aggregate amount not to exceed $10,000,000 at any time outstanding;
(o)(i) Contingent Obligations in respect of Debt otherwise permitted under this Section 7.01 or in respect of obligations not constituting Debt that are not prohibited hereunder; provided, that, if any such Contingent Obligation is a Contingent Obligation of a Loan Party in respect of such Debt of any Subsidiary that is not a Loan Party, such Contingent Obligation shall only be permitted by this Section 7.01(o)(i) if it is also permitted pursuant to Section 7.04 (without reference to this Section 7.01 (or any subclause hereof)); and (ii) unsecured Contingent Obligations of the Borrower in respect of Debt permitted pursuant to Section 7.01(n);
(p)Contingent Obligations of any Loan Party in respect of Debt of another Loan Party otherwise permitted under this Section 7.01 or in respect of other obligations of another Loan Party not constituting Debt and not prohibited hereunder;
(q)Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;
(r)without duplication of any other Debt, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Debt permitted hereunder;
(s)Debt constituting any Earn Out Obligation prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest bearing basis and is paid within thirty (30) days of the date such obligation becomes a liability on the balance sheet;
(t)Debt assumed in connection with a Permitted Acquisition; provided, that, (i) such Debt is not incurred in contemplation of such Permitted Acquisition, and (ii) no Default exists or would result after giving effect thereto;
(u)Permitted Convertible Debt; provided, that, (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to the incurrence of such Debt, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (ii) the aggregate principal amount of such Debt shall not exceed $75,000,000 at any time outstanding;
(v)to the extent constituting Debt, any SCF Obligation; and
(w)other Debt in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided, that, any Subordinated Debt incurred in reliance on this Section 7.01(w) shall be unsecured.
1.02Liens.
Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)Liens created pursuant to any Loan Document (including, for the avoidance of doubt, Liens created pursuant to the Security Agreement securing Additional Secured Obligations arising in connection with Secured Cash Management Agreements and Secured Hedge Agreements);
(b)Purchase Money Liens securing Permitted Purchase Money Debt permissibly incurred in reliance upon Section 7.01(b);

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(c)Liens for Taxes not yet delinquent or being Properly Contested;
(d)carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens, whether contractual or imposed by law (other than Liens for taxes or imposed under ERISA), and other similar Liens arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet delinquent and payable or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of the Borrower and its Subsidiaries;
(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), surety, stay customs and appeal bonds, statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;
(f)Liens arising by virtue of a judgment or judicial order to the extent such judgment or judicial order does not constitute an Event of Default;
(g)easements, rights-of-way, survey exceptions, title exceptions, restrictions, covenants or other agreements of record, minor defects or other irregularities in title and other similar charges or encumbrances on Real Estate that do not secure any monetary obligation and do not materially interfere with the Ordinary Course of Business;
(h)municipal and zoning ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use of Property;
(i)leases, subleases, licenses, sublicenses not prohibited hereby and granted to others in the Ordinary Course of Business;
(j)any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents, including any interest of a bailor;
(k)normal and customary rights of setoff upon deposits or securities in favor of depository institutions or brokerages, and Liens of a collecting bank on payment items in the course of collection, bankers’ Liens securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, in no case shall such Liens secure (either directly or indirectly) the repayment of any Debt (other than on account of such overdrafts, netting or cash management);
(l)Liens on amounts payable under insurance policies and deposits arising in the Ordinary Course of Business in connection with the financing of insurance premiums;
(m)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Person in the Ordinary Course of Business in accordance with the past practices of such Person;
(n)Liens on Property acquired pursuant to a Permitted Acquisition, or on Property of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, (i) any Debt that is secured by such Liens is permitted pursuant to Section 7.01, and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other Property of the Borrower or any Subsidiary other than the Property subject to such Liens at the time of such Permitted Acquisition, together with any extensions, renewals and replacements of the foregoing, so long as the Debt secured by such Liens is permitted pursuant to Section 7.01 and such

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extension, renewal or replacement does not encumber any additional assets or properties of the Borrower or any Subsidiary;
(o)security given to a public or private utility or any Governmental Authority as required in the Ordinary Course of Business;
(p)the filing of financing statements solely as a precautionary measure in connection with operating leases, consignments or transactions consummated in reliance on clause (x) of the definition of “Permitted Asset Disposition”;
(q)the replacement, extension or renewal of any Permitted Lien; provided, that, (i) such Lien shall at no time be extended to cover any Property other than such Property subject thereto on the initial date such Lien was incurred, and (ii) the amount secured or benefited thereby is not increased (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such replacement, extension or renewal);
(r)(i) Liens granted by Subsidiaries that are not Loan Parties securing Debt incurred by such Subsidiaries and permitted to be incurred pursuant to Section 7.01(m); and (ii) Liens granted by CVG Vehicle Components (Shanghai) Co., Ltd. securing Debt permitted to be incurred pursuant to Section 7.01(n);
(s)Liens existing as of the Second Amendment Effective Date and shown on Schedule 7.02;
(t)Liens securing Refinancing Debt, subject to the Refinancing Conditions; and
(u)other Liens securing obligations in an aggregate principal amount not to exceed $5,000,000;
provided, that, notwithstanding anything to the contrary set forth in this Section 7.02 (but subject to Liens permitted pursuant to Section 7.02(g)), neither the Borrower nor any Subsidiary shall create, incur, assume or (other than in the case of any Liens granted by the owner of any Real Estate leased by the Borrower or a Subsidiary which encumber such Real Estate to secure obligations of such owner to any third party) suffer to exist any Lien on any Real Estate owned or leased by the Borrower or any Subsidiary.
1.03Distributions; Upstream Payments.
Make or declare any Distributions, other than:
(a)Upstream Payments;
(b)dispositions permitted hereunder (other than by reference to this Section 7.03 (or any subclause hereof));
(c)the purchase, redemption or other acquisition of shares of Equity Interests of the Borrower or any Subsidiary from employees, former employees, directors or former directors of the Borrower or any Subsidiary (or permitted transferees of such employees, former employees, directors or former directors) following the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Borrower or any Subsidiary; provided, that, the aggregate amount of such Distributions (excluding amounts representing cancellation of Debt) shall not exceed $5,000,000 in any Fiscal Year, except that any

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amount not so used in any Fiscal Year may be used in subsequent Fiscal Years subject to a total cap of $10,000,000 on such Distributions in any Fiscal Year;
(d)any Distribution, so long as (i) no Default shall have occurred and be continuing on the date of any such distribution, both immediately prior to and immediately after giving effect thereto, and (ii) after giving effect to any such Distribution on a Pro Forma Basis, (A) the Loan Parties will be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (B) the Consolidated Total Leverage Ratio is less than 3.00 to 1.0;
(e)other Distributions, so long as (i) no Default shall have occurred and be continuing on the date of any such Distribution, both immediately prior to and immediately after giving effect thereto, (ii) after giving effect to any such Distribution on a Pro Forma Basis, the Loan Parties will be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended Fiscal Quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (iii) such Distributions do not exceed an aggregate amount of $5,000,000 in any Fiscal Year;
(f)the Borrower may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Debt (including making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof); and
(g)the Borrower may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof.
1.04Investments.
Make any Restricted Investment.
1.05Disposition of Assets.
Make any Asset Disposition, except for Permitted Asset Dispositions.
1.06Restrictions on Payment of Junior Debt.
Make any Junior Debt Payment, except (a) any scheduled payment, or other contractually required payment, as and when due and payable in accordance with the terms of the definitive documentation governing the applicable Junior Debt (including any applicable subordination agreements and/or intercreditor agreements), (b) in connection with, and to the extent permitted hereby, any Refinancing Debt that refinances any Junior Debt, (c) Borrower may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Debt (including making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof), (d) the Borrower may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof, and (e) any other Junior Debt Payment, so long as (i) immediately before and after giving effect

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to any such payment, no Default shall have occurred and be continuing, and (ii) upon giving Pro Forma Effect to any such payment, the Consolidated Total Leverage Ratio is less than or equal to 3.00 to 1.0.
1.07Fundamental Changes.
(a)Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself (unless, in the case of any liquidation, winding up or dissolution of (x) a Subsidiary that is a Loan Party, the assets of such Subsidiary are transferred to a Loan Party, and (y) a Subsidiary that is not a Loan Party, the assets of such Subsidiary are transferred to a Loan Party or another Subsidiary that is not a Loan Party), or sell all or substantially all assets and whether in a single transaction or in a series of related transactions, except for mergers, consolidations, amalgamations or combinations of (i) a Wholly-Owned Subsidiary that is a Domestic Subsidiary (A) with another Wholly-Owned Subsidiary that is a Domestic Subsidiary (provided, that, if any such Subsidiary is a Loan Party, a Loan Party will be the surviving Person of such merger, consolidation, amalgamation or combination), or (B) into the Borrower (provided, that, the Borrower will be the surviving Person of such merger, consolidation, amalgamation or combination), or (ii) a Foreign Subsidiary with and into another Foreign Subsidiary, provided, that, if any such Subsidiary is a Loan Party, a Loan Party will be the surviving Person of such merger, consolidated, amalgamation or combination.
(b)In the case of any Loan Party, unless thirty (30) days’ advance written notice is given to the Administrative Agent (or such shorter period to which the Administrative Agent agrees in its sole discretion), (i) change its name as reflected in its Organic Documents, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or state of jurisdiction of organization.
1.08Subsidiaries.
Form or acquire any Subsidiary, except in accordance with Section 7.04 and, to the extent required thereby, in compliance with Section 6.08, or permit any existing Subsidiary to issue any additional Equity Interests except pursuant to clause (m) or (t) of the definition of “Permitted Asset Disposition”.
1.09Organic Documents.
Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date to the extent such amendment, modification or change could reasonably be expected to result in a Material Adverse Effect.
1.10Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
1.11Financial Covenants.
(a)Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any Measurement Period ending as of the end of any Fiscal Quarter to be greater than (i) for the Fiscal Quarter ending March 31, 2022, 3.25 to 1.0, (ii) for the Fiscal Quarters ending June 30, 2022, September 30, 2022 and December 31, 2022, 3.75 to 1.0, (iii) for the Fiscal Quarter ending March 31, 2023, 3.50 to 1.0, (iv) for the Fiscal Quarter ending June 30, 2023, 3.25 to 1.0, and (v) for any Fiscal Quarter ending thereafter, 3.00 to 1.0; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four (4) Fiscal Quarters immediately following the consummation of such Qualified Acquisition (including, for the avoidance of doubt, the Fiscal Quarter in which such Qualified Acquisition was consummated) (such period of increase, the “Leverage Increase Period”), the applicable ratios set forth above

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shall be increased by up to 0.50, so long as, in any such case, in no event shall the applicable Consolidated Total Leverage Ratio exceed 3.75 to 1.0; provided, further, that, (1) no more than one (1) Leverage Increase Period shall be in effect at any time, (2) no more than two (2) Leverage Increase Periods shall occur during the term of this Agreement, (3) for at least one (1) Fiscal Quarter immediately following each Leverage Increase Period, the Consolidated Total Leverage Ratio as of the end of such Fiscal Quarter shall not be greater than the applicable ratio set forth in clauses (i) through (v) above prior to giving effect to another Leverage Increase Period, and (4) each Leverage Increase Period shall only apply with respect to the calculation of the Consolidated Total Leverage Ratio for purposes of (x) determining compliance with the financial maintenance covenant set forth in this Section 7.11(a) as of the end of any period of four (4) consecutive Fiscal Quarters ending as of the last day of any Fiscal Quarter, (y) determining the permissibility of the consummation of the Qualified Acquisition with respect to which such Leverage Increase Period relates (or, to the extent such Qualified Acquisition is financed with the proceeds of an Incremental Facility, for purposes of determining the permissibility of the incurrence of such Incremental Facility in connection with the consummation of such Qualified Acquisition), and (z) determining the permissibility of the incurrence of any Permitted Convertible Debt.
(b)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any Fiscal Quarter to be less than 1.20 to 1.0.
1.12Tax Consolidation.
File or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries.
1.13Accounting Changes.
Make any material change in accounting treatment or reporting practices, except as permitted by GAAP and in accordance with Section 1.03(b); or change its Fiscal Year without the prior written consent of the Administrative Agent.
1.14Restrictive Agreements.
Become a party to any Restrictive Agreement, except:
(a)Restrictive Agreements governing any Permitted Lien, but only to the extent that the restrictions therein apply only to the Property subject to such Permitted Lien;
(b)Restrictive Agreements constituting customary restrictions on assignment, encumbrances or subletting in leases and other contracts;
(c)Restrictive Agreements constituting customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted pursuant to Section 7.05 pending the consummation of such sale;
(d)Restrictive Agreements in effect at the time such Subsidiary becomes a Subsidiary, but only to the extent that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;
(e)the documents in effect on the Closing Date and described on Schedule 7.14;
(f)customary encumbrances or restrictions on deposits imposed by customers under agreements entered into in the Ordinary Course of Business;

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(g)customary provisions in joint venture agreements or similar binding agreements relating to any joint venture permitted pursuant to this Agreement and applicable solely to such joint venture;
(h)customary provisions in any contractual obligation entered into in the Ordinary Course of Business with any Governmental Authority restricting assignment; and
(i)agreements related to Debt permitted pursuant to Section 7.01 so long as (in the case of Debt with an initial outstanding principal balance (or the establishment of revolving lending commitments) greater than $5,000,000) the board of directors in its reasonable and good faith judgment determines at the time such Debt is incurred (or revolving lending commitments established) that entering into the applicable Restrictive Agreement will not affect the ability of the Loan Parties to make payments on the Obligations.
1.15Hedging Agreements.
Enter into any Hedging Agreement, except (a) to hedge risks arising in the Ordinary Course of Business and not for speculative purposes, including any Hedging Agreement entered into to manage interest rate risk relating to the Loans, and (b) with respect to obligations under a Permitted Call Spread Transaction.
1.16Conduct of Business.
Engage in any business, other than its business as conducted on the Closing Date and any activities ancillary, incidental, complementary or reasonably related thereto.
1.17Affiliate Transactions.
Enter into or be party to any transaction with an Affiliate, except: (a) transactions contemplated or otherwise permitted by the Loan Documents (other than by reference to this Section 7.17 (or any subclause hereof)); (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted pursuant to Section 7.04; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among (i) Loan Parties, or (ii) Subsidiaries that are not Loan Parties; (e) transactions with Affiliates that were consummated prior to the Closing Date and described on Schedule 7.17; (f) Permitted Affiliate Transactions; and (g) transactions with Affiliates, upon fair and reasonable terms no less favorable (taken as a whole) than could reasonably be obtained in a comparable arm’s-length transaction with a non-Affiliate.
1.18Plans.
Become party to any (a) Multiemployer Plan, or (b) Foreign Plan (which would reasonably be expected to result in a material liability to the Borrower and its Subsidiaries), in each case other than (i) any such Multiemployer Plan or Foreign Plan that is in existence on the Closing Date, (ii) any such Multiemployer Plan or Foreign Plan of a Subsidiary existing at the time such Subsidiary is acquired in connection with the consummation of a Permitted Acquisition, or (iii) any such Multiemployer Plan or Foreign Plan that is mandated by a government other than the United States for employees of the Borrower or any Subsidiary in connection with the establishment of manufacturing facilities in jurisdictions in which the Borrower and its Subsidiaries do not operate manufacturing facilities on the Closing Date.
1.19Amendments to Junior Debt.
Amend, supplement or otherwise modify any document, instrument or agreement relating to any Junior Debt (other than Intercompany Debt, to the extent permitted to be incurred hereunder and except for the provisions of any document, instrument or agreement relating to the subordination of such Intercompany Debt), if such amendment, supplement, or modification (a) increases the principal balance of such Debt (other than as a result of capitalization of fees and interest), or increases any required

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payment of principal or interest (other than as a result of capitalization of fees and interest), (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions, (c) shortens the final maturity date or otherwise accelerates amortization, (d) increases the interest rate, (e) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect (when taken as a whole) for the Borrower and its Subsidiaries, or that is otherwise materially adverse to the Lenders, or (f) results in the Obligations not being fully benefited by the subordination or intercreditor provisions, if any, thereof.
1.20Capital Expenditures.
Make or become legally obligated to make any Capital Expenditure, except for: (a) Project Capital Expenditures; and (b) other Capital Expenditures not exceeding $35,000,000 in any Fiscal Year; provided, that, up to $5,000,000 of the foregoing basket set forth in this clause (b) that is not used in any Fiscal Year may be carried over and used in the immediately following Fiscal Year (but, for the avoidance of doubt, not any other subsequent Fiscal Year).
1.21Sanctions.
Directly or indirectly use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.
1.22Anti-Corruption Laws.
Directly or indirectly use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.
1.23Earn Out Obligations.
Directly or indirectly make any payment in respect of any Earn Out Obligation, except the Borrower or any Subsidiary shall be permitted to make a payment in respect of an Earn Out Obligation so long as, after giving effect to such payment, the sum of (a) the aggregate Acquisition Consideration paid by the Borrower and its Subsidiaries in connection with all Permitted Acquisitions in any Fiscal Year, plus (b) the aggregate amount of all payments made by the Borrower and its Subsidiaries in respect of Earn Out Obligations in any Fiscal Year (including, for the avoidance of doubt, the payment contemplated to be made at such time), does not exceed (i) $100,000,000, if, upon giving Pro Forma Effect to any such payment, the Consolidated Total Leverage Ratio is greater than 2.25 to 1.0, and (ii) $135,000,000, if, upon giving Pro Forma Effect to any such payment, that the Consolidated Total Leverage Ratio is less than or equal to 2.25 to 1.0.
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
1.01Events of Default.
Each of the following shall be an “Event of Default”, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)the Borrower or any Guarantor fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); provided, that, with respect to any non-payment (other than non-repayment of principal when due hereunder), such failure shall only

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constitute an Event of Default if it is not cured within three (3) Business Days of the due date thereof;
(b)any representation, warranty or other written statement of a Loan Party made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)any Loan Party breaches or fails to perform (i) any covenant contained in any of Section 6.02, 6.03(d), 6.09, or 6.14(a), or Article VII, or (ii) any covenant contained in Section 6.01(a), 6.01(b), or 6.01(c) and such failure is not cured within five (5) Business Days after the earlier to occur of (A) a Responsible Officer of such Loan Party having knowledge thereof, and (B) such Loan Party receiving notice thereof from the Administrative Agent;
(d)any Loan Party breaches or fails to perform any covenant contained in any Loan Documents (other than as specified in clauses (a), (b) and (c) above), and such breach or failure is not cured within thirty (30) days for any such breach or failure to perform any other covenant contained in any Loan Document, in each case after a Responsible Officer of such Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner;
(e)a Guarantor repudiates, revokes or attempts to revoke its Guaranty; any Loan Party denies or contests the validity or enforceability of any Loan Documents or any Obligations, or the perfection or priority of any Lien granted to the Administrative Agent except for Collateral with a value not in excess of $1,000,000 at any time; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders or action or inaction by the Administrative Agent or as otherwise permitted hereunder);
(f)(i) any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt or Contingent Obligation (other than Debt hereunder and Debt under Hedging Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Hedging Agreement an Early Termination Date (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which a Loan Party or any Subsidiary is the Defaulting Party (as defined in such Hedging Agreement), or (B) any Termination Event (as defined in such Hedging Agreement) under such Hedging Agreement as to which a Loan Party or any Subsidiary is an Affected Party (as defined in such Hedging Agreement) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than $5,000,000; provided, that, this Section 8.01(f) shall not apply to (1) any repurchase, prepayment, defeasance, redemption, conversion or settlement with respect to any Permitted Convertible Debt pursuant to its terms unless such repurchase, prepayment, defeasance, redemption, conversion or settlement (x) results from a default thereunder, fundamental change (or equivalent term thereunder) or an event of the type that constitutes an Event of Default, and (y) in the case of any such conversion that can be satisfied in Common Stock at the election of the Borrower, the Borrower provides notice to the applicable holders of such Permitted Convertible Debt that the conversion will be settled in cash (other than cash in lieu of fractional shares) in an amount that would not be permitted as a Distribution pursuant to Section 7.03 (other than Section 7.03(f)) or a Junior Debt Payment pursuant to Section 7.06 (other than Section 7.06(c)), as

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applicable, or (2) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Transaction; or
(g)other than any judgment existing as of the Closing Date and disclosed on Schedule 8.01 (to the extent the aggregate amount of any such judgment plus accrued interest thereon does not exceed $5,000,000), any final judgment or order for the payment of money is entered against the Borrower or any Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied final judgments or orders against the Borrower or any Subsidiary, $5,000,000 (net of any insurance coverage therefor not denied in writing by the insurer) and such final judgment(s) or order(s) shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
(h)(i) the Borrower and its Subsidiaries, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of their business; (ii) there is a cessation of any material part of the Borrower and its Subsidiaries’ business for a material period of time (other than as permitted hereunder); (iii) any material Collateral or Property of the Borrower and its Subsidiaries, taken as a whole, is taken or impaired through condemnation; (iv) the Borrower or any Subsidiary agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereunder); or (v) the Borrower and its Subsidiaries, taken as a whole, are not Solvent;
(i)an Insolvency Proceeding is commenced by the Borrower and or any Subsidiary (other than any Immaterial Subsidiary); the Borrower or any Subsidiary (other than any Immaterial Subsidiary) makes an offer of settlement, extension or composition to its unsecured creditors generally; or an Insolvency Proceeding is commenced against the Borrower or any Subsidiary (other than any Immaterial Subsidiary) and the Borrower or such Subsidiary (other than any Immaterial Subsidiary) consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Borrower or such Subsidiary (other than any Immaterial Subsidiary), the petition is not dismissed within sixty (60) days after filing, or an order for relief is entered in the proceeding;
(j)an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a liability of more than $1,000,000 of the Borrower or any Subsidiary to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; the Borrower or any Subsidiary or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(k)the Borrower or any Subsidiary is convicted for (i) a felony committed in the conduct of the Borrower or such Subsidiary’s business, or (ii) the forfeiture of any material Property or any material Collateral by the Borrower or any Subsidiary as a result of violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act); or
(l)a Change of Control occurs.
Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

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1.02Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;
provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
1.03Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Disbursements and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Disbursements and Secured Obligations then owing under the

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Secured Hedge Agreements and the Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(q) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX

ADMINISTRATIVE AGENT
1.01Appointment and Authority.
(a)Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to enter into, and to accept and agree to the terms and conditions set forth in, the Specified Asset Disposition Side Letter.
(b)Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the

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Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
1.02Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
1.03Exculpatory Provisions.
(a)Neither the Administrative Agent nor any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, or any of its respective Related Parties:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law; or
(iii)shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of

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the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(c)Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, or in Section 2 of the Second Amendment, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
1.04Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01 and Section 2 of the Second Amendment, each Lender that has signed this Agreement (or the Second Amendment, as applicable) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date (or the proposed Second Amendment Effective Date, as applicable) specifying its objections.
1.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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1.06Resignation of Administrative Agent.
(a)Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties, and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation

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as the L/C Issuer and the Swingline Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
1.07Non-Reliance on Administrative Agent, Arrangers and Other Lenders.
Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, such Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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1.08No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or the L/C Issuer hereunder.
1.09Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(l) and (m), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a

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bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
1.10Collateral and Guaranty Matters.
Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)to release any Lien on any Property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;
(b)to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 7.02(b);
(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
(d)to negotiate, execute, deliver and perform any intercreditor agreement and/or any subordination agreement in respect of any Debt permitted to be incurred pursuant to Section 7.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10, or to take any other action described above in this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
1.11Secured Cash Management Agreements and Secured Hedge Agreements.
Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to,

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direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be; provided, that, notwithstanding the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.
1.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender

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further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
1.13Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (each, a “Specified Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Specified Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Specified Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Specified Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Specified Credit Party promptly upon determining that any payment made to such Specified Credit Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X

CONTINUING GUARANTY
1.01Guaranty.
Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the illegality, genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

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1.02Rights of Lenders.
Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
1.03Certain Waivers.
Each Guarantor waives: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense arising by reason of any change in the corporate existence, structure or ownership of any Loan Party; and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor, to the fullest extent permitted by law, expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.
1.04Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
1.05Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.
1.06Termination; Reinstatement.
This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the

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proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.
1.07Stay of Acceleration.
If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.
1.08Condition of Borrower.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
1.09Appointment of Borrower.
Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party, and (c) the Administrative Agent, the L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
1.10Right of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.
1.11Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the

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obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE XI

MISCELLANEOUS
1.01Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:
(a)extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default is not considered an extension of or increase in any Commitment of any Lender);
(b)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document without the written consent of such Lender entitled to such payment;
(c)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Disbursement, or (subject to clause (iv) and clause (xiv) of the final proviso to this Section 11.01) any fees or other amounts payable to any Lender hereunder or under any other Loan Document without the written consent of such Lender entitled to such amount; provided, that, only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) any financial covenant hereunder (or any defined term used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder;
(d)change Section 2.12(f), Section 2.13, Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender that is directly and adversely affected thereby;
(e)change (i) any provision of this Section 11.01, or the definition of “Required Lenders,” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender;
(f)release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;
(g)release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

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(h)(i) subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Obligations to any other Debt or other obligation, (ii) subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Liens securing the Secured Obligations to Liens securing any other Debt or other obligation, in each case, without the written consent of each Lender; or
(i)release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the written consent of each Lender;
provided, further, that, notwithstanding anything herein to the contrary: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) in order to implement any Incremental Facility in accordance with Section 2.02(g), this Agreement and any other Loan Document may be amended as set forth in Section 2.02(g); (ix) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the other Loan Parties and the relevant lenders providing such additional credit facilities to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; (x) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission, in each case, of a technical or immaterial nature, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; (xi) this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment (or such amendment and restatement), such Lender shall no longer be a party to this Agreement (as so amended (or amended and restated)), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligations hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents; (xii) this Agreement or any other Loan Document may be amended as set forth in Section 3.03(c), including in order to implement any Successor Rate and/or any Conforming Changes; (xiii) the Administrative Agent shall have the right to make Conforming Changes from time to time and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with

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respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective; and (xiv) any Autoborrow Agreement and any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
1.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and
(ii)if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in Section 11.02(b).
(b)Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice,

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email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notices of Loan Prepayment, and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
1.03No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and

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privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the L/C Issuer or the Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
1.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal, reinstatement or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender, or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided, that, with respect to the reasonable fees, charges and disbursements of counsel, such indemnification shall be limited to the reasonable fees, charges and disbursements of (w) one primary counsel for all Indemnitees, taken as a whole, (x) one local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction, (y) one special counsel for all Indemnitees, taken as a whole, with respect to each relevant specialty, and (z) in the event of an actual or perceived conflict of interest, one additional counsel to each group of similarly situated affected Indemnitees, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder

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or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (A) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or (2) a material breach by such Indemnitee of its obligations under the Loan Documents, or (B) arise out of disputes solely among Indemnitees that do not involve an act or omission by any Loan Party or any Affiliate of any Loan Party (other than any such claim, litigation or proceeding brought against such Indemnitee solely in its capacity as, or in the fulfillment of, its role(s) under the Loan Documents). Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of any Loan Party, the Administrative Agent (or any sub-agent thereof), any Lender, the L/C Issuer, any other party to this Agreement or any other Loan Document, or any Indemnitee, shall assert, and each such Person hereby waives, and acknowledges that no other Person shall have, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that, the foregoing shall not limit the Loan Parties’ indemnification obligations pursuant to Section 11.04(b) to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials

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distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, and the Facility Termination Date.
1.05Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
1.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous

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assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this Section 11.06(b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender

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hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the

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primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b),

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Bank of America may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as the L/C Issuer, and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as the Swingline Lender. In the event of any such resignation as the L/C Issuer or the Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as the L/C Issuer or the Swingline Lender, as the case may be. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f)). If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender (it being understood and agreed that the consent of the Person(s) becoming the successor L/C Issuer and/or Swingline Lender shall be required in order for such Person(s) to become the successor L/C Issuer and/or Swingline Lender), (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
1.07Treatment of Certain Information; Confidentiality.
(a)Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07(a), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g), or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower, (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07(a), or (B) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (x) to the extent such Information is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07(a). “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their

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respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
(b)Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
(c)Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(d)Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.
1.08Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15, and pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer

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agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
1.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
1.10Integration; Effectiveness.
This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
1.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
1.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
1.13Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, or a Non-Consenting Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to

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assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 11.13 to the contrary, (a) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding unless arrangements satisfactory to such Lender (including the furnishing of a backstop letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
1.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND

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THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
1.15Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

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AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
1.16Subordination.
Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.
1.17No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, each Arranger, each Lender, and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, each Lender, and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger, each Lender, and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (ii) none of the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Arranger, and each Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
1.18Electronic Execution; Electronic Records; Counterparts.
This Agreement, any other Loan Document, and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, the Administrative Agent, and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation

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of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity, and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the Swingline Lender, or the L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent, the Swingline Lender, and/or the L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party, the Administrative Agent and/or any other Lender Party without further verification, and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
None of the Administrative Agent, the Swingline Lender, or the L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the Swingline Lender’s or the L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each of the Administrative Agent, the Swingline Lender, and the L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties, the Administrative Agent, and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) any claim against the Administrative Agent and each other Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
1.19USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act, the L/C Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of each such Person and other information that will allow such Lender, the L/C Issuer or the Administrative Agent, as applicable, to identify each such Person in accordance with the PATRIOT Act. The Loan Parties agree to, promptly following a request by the Administrative Agent, the L/C Issuer or any Lender, provide all such other documentation and information that the Administrative Agent, the L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your

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customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
1.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
1.21Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in Property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
1.22ENTIRE AGREEMENT.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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